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                                                                    EXHIBIT 2.1










                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG


                             RAVEN INDUSTRIES, INC.
                                    ("BUYER")

            STARLINK, INCORPORATED, AND STARLINK SPECIAL ASSETS, INC.
               (COLLECTIVELY, JOINTLY AND SEVERALLY, THE "SELLER")

                                       AND

                                DAVID A. FOWLER,

                               CLARENCE W. FOWLER,

                               MARCELA R. FOWLER,

                                DAVID L. HINDMAN,

                              DAVID L. HIRSCH, AND

                               CHARLES L. LADWIG,

            (COLLECTIVELY, JOINTLY AND SEVERALLY, THE "SHAREHOLDERS")





                             DATED: DECEMBER 5, 2001



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                                TABLE OF CONTENTS
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ARTICLE I      DEFINITIONS........................................................................................1
ARTICLE II     BASIC TRANSACTION..................................................................................8
         SECTION 2.1   PURCHASE AND SALE OF ASSETS................................................................8
         SECTION 2.2   ASSUMPTION OF LIABILITIES..................................................................9
         SECTION 2.3   PURCHASE PRICE.............................................................................9
         SECTION 2.4   ADJUSTMENT OF CASH CONSIDERATION...........................................................9
         SECTION 2.5   ALLOCATION................................................................................11
         SECTION 2.6   EMPLOYEE MATTERS..........................................................................11
         SECTION 2.7   RELATED AGREEMENTS........................................................................12
         SECTION 2.8   NONASSUMPTION OF CERTAIN CONTRACTS........................................................12
         SECTION 11.2  INDEMNIFICATION BY BUYER..................................................................13
ARTICLE III   THE CLOSING........................................................................................13
         SECTION 3.1   THE CLOSING...............................................................................13
         SECTION 3.2   DELIVERIES AT THE CLOSING.................................................................13
         SECTION 3.3   PRORATIONS................................................................................14
ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES.............................................16
         SECTION 4.1   ORGANIZATION AND CAPITALIZATION OF SELLER.................................................16
         SECTION 4.2   AUTHORIZATION OF TRANSACTION..............................................................16
         SECTION 4.3   NO CONFLICT...............................................................................16
         SECTION 4.4   BROKERS' FEES.............................................................................17
         SECTION 4.5   CERTAIN PROCEEDINGS.......................................................................17
         SECTION 4.6   TANGIBLE PERSONAL PROPERTY................................................................17
         SECTION 4.7   AFFILIATES................................................................................17
         SECTION 4.8   FINANCIAL STATEMENTS......................................................................17
         SECTION 4.9   EVENTS SUBSEQUENT TO THE BALANCE SHEET....................................................18
         SECTION 4.10  UNDISCLOSED LIABILITIES...................................................................18
         SECTION 4.11  GOVERNMENTAL AUTHORIZATIONS; COMPLIANCE WITH LAWS.........................................19
         SECTION 4.12  TAX MATTERS...............................................................................19
         SECTION 4.13  LEASED AND REAL PROPERTY..................................................................19
         SECTION 4.14  INTELLECTUAL PROPERTY.....................................................................20
         SECTION 4.15  WA LICENSE................................................................................23
         SECTION 4.16  APPROVALS.................................................................................23
         SECTION 4.17  CONTRACTS.................................................................................23
         SECTION 4.18  ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE; INVENTORY..........................................24
         SECTION 4.19  CASH AND CASH EQUIVALENTS.................................................................24
         SECTION 4.20  POWERS OF ATTORNEY........................................................................24
         SECTION 4.21  INSURANCE.................................................................................24
         SECTION 4.22  LITIGATION................................................................................25
         SECTION 4.23  PRODUCT WARRANTY..........................................................................25
         SECTION 4.24  PRODUCT LIABILITY.........................................................................25
         SECTION 4.25  EMPLOYEES; LABOR RELATIONS................................................................25
         SECTION 4.26  EMPLOYEE BENEFITS.........................................................................26
         SECTION 4.27  ENVIRONMENTAL LAWS; HAZARDOUS MATERIALS...................................................28
         SECTION 4.28  CERTAIN BUSINESS RELATIONSHIPS WITH SELLER................................................29
         SECTION 4.29  SUPPLIERS.................................................................................29
         SECTION 4.30  PREDECESSOR...............................................................................29
         SECTION 4.31  ALL OF THE ASSETS.........................................................................29
         SECTION 4.32  DISCLOSURE................................................................................29
ARTICLE V      REPRESENTATIONS AND WARRANTIES OF BUYER...........................................................30

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         SECTION 5.1  ORGANIZATION OF BUYER......................................................................30
         SECTION 5.2  AUTHORIZATION OF TRANSACTION...............................................................30
         SECTION 5.3  NO CONFLICT................................................................................30
         SECTION 5.4  BROKERS' FEES..............................................................................30
         SECTION 5.5  CERTAIN PROCEEDINGS........................................................................30
ARTICLE VI     PRE-CLOSING COVENANTS.............................................................................30
         SECTION 6.1  GENERAL....................................................................................31
         SECTION 6.2  NOTICES AND CONSENTS.......................................................................31
         SECTION 6.3  OPERATION OF BUSINESS......................................................................31
         SECTION 6.4  PRESERVATION OF BUSINESS...................................................................32
         SECTION 6.5  FULL ACCESS................................................................................32
         SECTION 6.6  NOTICE OF DEVELOPMENTS.....................................................................32
         SECTION 6.7  EXCLUSIVITY................................................................................33
         SECTION 6.8  INTERIM FINANCIAL STATEMENTS...............................................................33
         SECTION 6.9  CONDITIONS.................................................................................33
ARTICLE VII    OMITTED...........................................................................................33
ARTICLE VIII   POST-CLOSING COVENANTS............................................................................34
         SECTION 8.1  GENERAL....................................................................................34
         SECTION 8.2  TRANSITION.................................................................................34
         SECTION 8.3  COVENANT NOT TO ENGAGE IN BUSINESS.........................................................34
         SECTION 8.4  CHANGE OF NAME.............................................................................36
ARTICLE IX     CONDITIONS PRECEDENT TO BUYER'S  OBLIGATION TO CLOSE..............................................36
         SECTION 9.1  REPRESENTATIONS AND WARRANTIES.............................................................36
         SECTION 9.2  COVENANTS..................................................................................36
         SECTION 9.3  CONSENTS...................................................................................36
         SECTION 9.4  LITIGATION.................................................................................36
         SECTION 9.5  CLOSING CERTIFICATE........................................................................36
         SECTION 9.6  NO ADVERSE CHANGE..........................................................................37
         SECTION 9.7  OPINION....................................................................................37
         SECTION 9.8  FORM AND SUBSTANCE.........................................................................37
         SECTION 9.9  CONSENTS...................................................................................37
         SECTION 9.10 LOSS.......................................................................................37
         SECTION 9.11 SEARCHES...................................................................................37
         SECTION 9.12 CORPORATE AUTHORITY........................................................................37
         SECTION 9.13 EMPLOYEES..................................................................................37
         SECTION 9.14 SCHEDULES..................................................................................38
         SECTION 9.15 SOLVENCY...................................................................................38
         SECTION 9.16 OTHER AGREEMENTS...........................................................................38
         SECTION 9.17 GOOD STANDING..............................................................................38
         SECTION 9.18 LICENSE AGREEMENT..........................................................................38
ARTICLE X      CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE..............................................38
         SECTION 10.1 REPRESENTATIONS AND WARRANTIES.............................................................38
         SECTION 10.2 COVENANTS..................................................................................38
         SECTION 10.3 LITIGATION.................................................................................38
         SECTION 10.4 CLOSING CERTIFICATE........................................................................38
         SECTION 9.9  CONSENTS...................................................................................39
ARTICLE XI     INDEMNIFICATION...................................................................................39
         SECTION 11.1 INDEMNIFICATION BY THE SELLING PARTIES.....................................................39
         SECTION 11.2 INDEMNIFICATION BY BUYER...................................................................43
         SECTION 11.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................................................45
ARTICLE XII    TERMINATION OF AGREEMENT..........................................................................45
         SECTION 12.1 TERMINATION................................................................................45

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         SECTION 12.2  EFFECT OF TERMINATION.....................................................................46
ARTICLE XIII         MISCELLANEOUS...............................................................................46
         SECTION 13.1   PRESS RELEASES AND PUBLIC ANNOUNCEMENTS..................................................46
         SECTION 13.2   NO THIRD PARTY BENEFICIARIES.............................................................47
         SECTION 13.3   ENTIRE AGREEMENT.........................................................................47
         SECTION 13.4   SUCCESSION AND ASSIGNMENT................................................................47
         SECTION 13.5   COUNTERPARTS.............................................................................47
         SECTION 13.6   HEADINGS.................................................................................47
         SECTION 13.7   NOTICES..................................................................................47
         SECTION 13.8   RECORDING WITHOUT CONSENT OF ALL PARTIES.................................................49
         SECTION 13.9   GOVERNING LAW............................................................................49
         SECTION 13.10  DISPUTE RESOLUTION.......................................................................49
         SECTION 13.11  AMENDMENTS AND WAIVERS...................................................................49
         SECTION 13.12  SEVERABILITY.............................................................................50
         SECTION 13.13  EXPENSES.................................................................................50
         SECTION 13.14  CONSTRUCTION.............................................................................50
         SECTION 13.15  INCORPORATION OF EXHIBITS AND SCHEDULES..................................................50
         SECTION 13.16  SPECIFIC PERFORMANCE.....................................................................50
         SECTION 13.17  FORUM....................................................................................50
         SECTION 13.18  FURTHER ASSURANCES.......................................................................51
         SECTION 13.19  SETOFF...................................................................................51
         SECTION 13.20  FACSIMILE EXECUTION......................................................................51

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                                TABLE OF EXHIBITS

         Exhibit A           Employment Agreement
         Exhibit B           Assignment Agreement
         Exhibit C           Consent and Estoppel
         Exhibit D           Starlink, Incorporated Bill of Sale and Assignment
                             and Assumption Agreement
         Exhibit E           Starlink Special Assets, Inc. Bill of Sale
         Exhibit F           Intellectual Property Assignment Agreement
         Exhibit G           Seller's Opinion
         Exhibit H           Statement of Tangible Net Worth
         Exhibit I           WA License
         Exhibit J           Buyer's Opinion

                               TABLE OF SCHEDULES

         Schedule 1.1(a)     Assets
         Schedule 1.1(b)     Excluded Assets
         Schedule 1.1(c)     Assumed Liabilities
         Schedule 2.5        Section 1060 Price Allocation
         Schedule 2.7        Schedule 2.7(a) List of Key Employees of Seller
         Schedule 4.1        Seller's Shareholders
         Schedule 4.6        Tangible Personal Property
         Schedule 4.8(a)     Tax Statements
         Schedule 4.8(b)     Unaudited Financial Statements
         Schedule 4.9        Events Subsequent to the Balance Sheet
         Schedule 4.11       Government Authority
         Schedule 4.13       Real Property Leases
         Schedule 4.14(a)    Intellectual Property
         Schedule 4.14(b)    Intellectual Property Exceptions
         Schedule 4.14(d)    Intellectual Property Licenses
         Schedule 4.14(g)    Intellectual Property Licenses Granted
         Schedule 4.14(i)    Intellectual Property Work for Hire
         Schedule 4.14(l)    Intellectual Property User List
         Schedule 4.14(m)    Software Specifications
         Schedule 4.16       Approvals
         Schedule 4.17       Contracts
         Schedule 4.18       Accounts Receivable, Accounts Payable, Inventory
         Schedule 4.21       Insurance
         Schedule 4.22       Litigation
         Schedule 4.23(a)    Product Warranty Claims
         Schedule 4.23(b)    Product Terms and Conditions
         Schedule 4.25       Employees
         Schedule 4.26       Employee Benefits

      [THE EXHIBITS AND SCHEDULES TO THIS AGREEMENT HAVE BEEN OMITTED.]



                                       iv
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         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of
December 5, 2001, by and between Starlink, Incorporated, a Texas corporation, and Starlink Special Assets, Inc., a Delaware corporation (jointly, collectively, and severally referred to herein as "Seller"), Raven Industries, Inc., a South Dakota corporation ("Buyer"), and David A. Fowler, Clarence W. Fowler, Marcela R. Fowler, David L. Hindman, David L. Hirsch and Charles L. Ladwig (David A. Fowler, Clarence W. Fowler, Marcela R. Fowler, David L. Hindman, David L. Hirsch and Charles L. Ladwig shall collectively, jointly and severally be referred to as the "Shareholders"). Seller, each Shareholder, and Buyer are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties." Shareholders and Seller are referred to herein as "Selling Parties."

                                    RECITALS

         WHEREAS, the Shareholders collectively own all of the outstanding capital stock of Starlink, Incorporated; and

         WHEREAS, Seller is engaged in the business of development, manufacture, sales (directly or indirectly through third parties) and service of navigation, timing and location technology (including without limitation GPS technology) and related equipment (the "Business"); and

         WHEREAS, Starlink, Incorporated intends to transfer all of the intangible assets of the Business to its wholly owned subsidiary Starlink Special Assets, Inc.; and

         WHEREAS, Buyer desires to buy from Seller, and Seller desires to sell to Buyer, all of Seller's assets relating to the Business; and

         WHEREAS, Buyer will not assume any liabilities of Seller except those specifically set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing recitals (which are hereby made a part of this Agreement) and the mutual representations, warranties, and covenants herein contained, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1(a) DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

         "ACQUIRED ASSETS" means all of the assets, properties and rights of Seller (other than the Excluded Assets set forth on SCHEDULE 1.1(b)) currently used in, relating to or connected with the Business of every kind, nature and description, tangible or intangible, wherever located free of any and all Security Interests other than the Assumed Liabilities, including but not limited to:

                  (1) the Real Property Leases;

                  (2) all Inventories including, in any event, the Inventories set forth on SCHEDULE 1.1(a);

                  (3) all Tangible Personal Property including, in any event, the Tangible Personal Property set forth on SCHEDULE 1.1(a);





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                  (4) all Intellectual Property and Software, including, in any event, the Intellectual Property and Software set forth in SCHEDULE 1.1(a);

                  (5) the Contract Rights;

                  (6) all Goodwill;

                  (7) all Receivables including, in any event, the Receivables set forth on SCHEDULE 1.1(a);

                  (8) all of Seller's rights in any insurance policies and Seller's claims, deposits, prepayments, refunds, causes of action, chooses in action, rights of recovery, rights of set off, and rights of recoupment (except, in each case, those relating to a Tax Liability, or to any other Liability or claim that is not an Assumed Liability);

                  (9) all sales records, purchase records, customer lists, supplier lists, advertising and promotional materials, vendor records and information, production records and other records relating to the Business or the Acquired Assets; all deeds and other instruments, maps, and profiles relating to the Business or the Acquired Assets; all records regarding the Occupational Safety and Health Act ("OSHA") and other governmental examinations and clearances relating to the Business or the Acquired Assets; and all personnel records of any Employee that is employed by Buyer following the Closing; provided, however, that Seller may make and retain copies of any records transferred to Buyer;

                  (10) Seller's transferable and assignable non-compete, non-disclosure, confidentiality and non-solicitation agreements with former and current Employees of Seller;

                  (11) to the extent assignable, all of Seller's Governmental Authorizations;

                  (12) all of Seller's prepaid expenses; and

                  (13) all of Seller's books, records, ledgers, lists of customers and suppliers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials;

provided, however, that the Acquired Assets shall not include (i) any of the rights of Seller under this Agreement or the Related Agreements (or under any side agreement between Seller and Buyer entered into on or after the date of this Agreement), (ii) the original books, records and documents of Seller relating to any Liability of Seller that is not an Assumed Liability, or (iii) the Seller's minute book and other general corporate records (including tax records and personnel files).

         An "AFFILIATE" of a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. As used in the foregoing sentence, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract, or otherwise. Without limiting the generality of the foregoing, with respect to Seller, the term "Affiliate" includes each of Seller's Shareholders and the director, officer, spouse, parent, grandparent, sibling, child and grandchild of any of Seller's Shareholders.

         "AFFILIATED GROUP" means any affiliated group within the meaning of Code Section 1504(A).

         "ASSET REDUCTION AMOUNT" has the meaning set forth in Section 2.4(g).


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         "ASSUMED LIABILITIES" means only those items specifically set forth on
SCHEDULE 1.1(c); provided, however, that Assumed Liabilities shall not include any other Liability including but not limited to: (i) any Liability of Seller for Taxes, except as otherwise specifically set forth in this Agreement, (ii) any Liability of Seller or Seller's Shareholders for Taxes arising in connection with the consummation of the Contemplated Transactions (including any income Taxes arising because Seller is transferring the Acquired Assets), except as set forth in Section 2.4(e), (iii) any obligation of Seller to indemnify any Person by reason of the fact that such Person was a shareholder, director, officer, Employee, or agent of Seller or was serving at the request of Seller as a shareholder, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (iv) any Liability of Seller for costs and expenses incurred in connection with this Agreement, the Related Agreements and the Contemplated Transactions except as expressly set forth herein, (v) any Liability of Seller under this Agreement or any Related Agreement (or under any side agreement between Seller and Buyer entered into on or after the date of this Agreement), (vi) any Liability of Seller with respect to any Employee Plan or other Liability relating to any Employee of Seller, including, but not limited to, vacation time or pay, sick time or pay, or any other benefit accrued or owed to such Employees of Seller, or (vii) any claim, Liability or expense arising out of wages, salary or other employee benefits due to Seller's Employees, including vacation pay, sick pay, severance pay, health insurance, worker's compensation and retiree pension and medical benefits that arise during or as a result of their employment by Seller prior to the Closing except as otherwise specifically set forth in this Agreement.

         "BALANCE SHEET" means the balance sheet of Seller dated September 30, 2001.

         "BALANCE SHEET DATE" means September 30, 2001.

         "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could reasonably be expected to form the basis for any specified consequence.

         "BEST EFFORTS" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement or the Contemplated Transactions.

         "BUSINESS" has the meaning set forth in the Recitals above.

         "BUYER" has the meaning set forth in the preface above.

         "BUYER SEC REPORTS" has the meaning set forth in Section 5.6.

         "CASH CONSIDERATION" has the meaning set forth in Section 2.3(a).

         "CLEANUP" means any cleanup, corrective action or other action, including any investigation, cleanup, removal, containment or other remediation or response actions required by applicable Environmental Law (whether or not such action has been required or requested by any Governmental Body or any other Person).

         "CLOSING" has the meaning set forth in Section 3.1 below.

         "CLOSING STATEMENT" has the meaning set forth in Section 2.4(a) below.

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         "CLOSING DATE" has the meaning set forth in Section 3.1 below.

         "CODE" means the Internal Revenue Code of 1986, as amended, and all regulations related thereto.

         "CONTEMPLATED TRANSACTIONS" means all of the transactions contemplated by this Agreement, including but not limited to:

                  (a) the sale of the Acquired Assets by Seller to Buyer;

                  (b) the execution, delivery, and performance of this Agreement and each of the Related Agreements;

                  (c) Buyer's payment of the Purchase Price and its assumption of the Assumed Liabilities;

                  (d) the performance by the Parties of their respective covenants and obligations under this Agreement and each of the Related Agreements; and

                  (e) Buyer's acquisition and ownership of the Acquired Assets and exercise of control over the Business following closing.

         "CONTRACT" means any agreement, contract, obligation, promise, or undertaking (whether written or oral).

         "CONTRACT RIGHTS" means all of Seller's rights and benefits (including third-party beneficiary rights) under only those specific Contracts listed in
SCHEDULE 1.1(a).

         "DEFERRED AMOUNT" has the meaning set forth in Section 2.3 below.

         "DISCLOSURE SCHEDULE" has the meaning set forth in Article IV below.

         "EFFECTIVE TIME" means 12:01 a.m., Minneapolis, Minnesota local time, on the Closing Date.

         "EMPLOYEE" means, only for purposes of determining the terms of the Agreement between the Parties, any employee, co-employee, consultant, representative, or agent of Seller, or any other Person performing services for Seller which would be considered an "employee" pursuant to the Code or other Legal Requirement. This definition is not an admission by the Parties to any other Person of such Employees being considered "employees" under the Code, or any Legal Requirement.

         "EMPLOYEE BENEFIT PLAN" means any (A) nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan, (b) defined contribution retirement plan or arrangement qualified under Section 401(A) of the Code that is an Employee Pension Benefit Plan, (c) defined benefit retirement plan or arrangement qualified under Section 401(A) of the Code that is an Employee Pension Benefit Plan (including any Multiemployer
Plan), or (d) Employee Welfare Benefit Plan.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

         "EMPLOYEE PLANS" has the meaning set forth in Section 4.26.

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).


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         "ENVIRONMENTAL LAWS" means all past, present and future federal, state, local, foreign or other statutes, laws, regulations, ordinances, rules, orders, consent decrees, consent judgments, judicial or administrative decisions, agreements or directives, issued or enacted relating to: (A) pollution or protection of the environment, including natural resources; (B) exposure of any individual, including Employees of Seller, to any Hazardous Material; (C) protection of human health or welfare from the effects of manufacture, use or introduction into commerce of Hazardous Material, including, without limitation, use of or rights with respect to their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage and disposal; and (D) regulation generally of the use of the environment, including, without limitation, ambient air, surface water, ground water, and surface or subsurface strata, in each case, as now in effect. For purposes of this definition, the term "Environmental Laws" shall include, without limitation, the following statutes: (1) the Clean Air Act, as amended, 42 U.S.C. ss.ss. 7401 et seq.; (2) the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.ss. 1251 et seq.; (3) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss.ss. 6901 et seq. ("RCRA"); (4) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"); (5) the Toxic Materials Control Act, as amended, 15 U.S.C. ss.ss. 2601 et seq.; (6) the Occupational Safety and Health Act, as amended, 29 U.S.C. ss. 651; (7) the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 801 et seq.; (8) the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. ss.ss. 801 et seq.; (9) the Safe Drinking Water Act, 42 U.S.C. ss.ss. 3008 et seq.; (10) all comparable United States, state, local and foreign laws, statutes, rules regulations, judgments, orders, decrees, stipulations or charges; and (11) each as amended, together with any other Legal Requirement or Order concerning pollution or protection of the environment, public health and safety, employee health and safety, or making responsible parties pay private parties, or groups of them, for damages done to their health or the environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets, including any Legal Requirement or Order relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCLUDED ASSETS" means those assets set forth on SCHEDULE 1.1(b).

         "FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "GOODWILL" means the goodwill associated with the Business and the trademarks and trade name of Seller, and all rights to continue to use the Acquired Assets in the operation of a going concern.

         "GOVERNMENTAL AUTHORIZATION" means any approval, certificate, consent, franchise, license, permit, registration, variance, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY" means any (i) nation, state, city, town, village, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; or (iii) governmental or quasi-governmental agency, branch, department, official, or entity and any court or other tribunal; (iv) multi-national organization or body; or (v) body entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "HAZARDOUS ACTIVITIES" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use

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(including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Leased Real Property or any part thereof into the environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Leased Real Property, or that may affect the value of the Leased Real Property or the Business.

         "HAZARDOUS MATERIALS" means: (A) any "hazardous substance" as defined in CERCLA, 42 U.S.C. ss. 9601(14); (B) any "pollutant or contaminant" as defined in CERCLA, 42 U.S.C. ss. 9601(33); (C) any "hazardous waste" as defined in RCRA, 42 U.S.C. ss. 6903(5); (D) any asbestos, dioxins, polychlorinated biphenyls that exceed regulated levels, uranium, radioactive isotopes and other nuclear by-products, toxic substances or petroleum products, by-products or derivatives;
(E) any substance, whether liquid, solid or gas that presents a significant risk of an adverse or harmful effect upon human health, upon animals or upon air, water, land, natural resources or any other aspects of the environment; (F) petroleum or petroleum products, polychlorinated biphenyl, radioactive material or radon gas; and (G) any other substance, material or waste classified as hazardous, toxic, harmful or dangerous or as a pollutant or contaminant under any Environmental Law.

         "INTELLECTUAL PROPERTY" means: (i) all inventions, discoveries, improvements, ideas, know-how, methodology, processes, and other proprietary technology (whether or not patentable), as well as all United States and foreign patents and patent applications (including all reissues, continuations, continuations-in-part, divisions, renewals or extensions thereof); (ii) all copyrights and copyrightable works, including but not limited to mask works, writings, designs, or other original works of authorship and derivative works thereof (including those for which registration has been applied, which are registered, or which are unregistered); (iii) all U.S., state and foreign trademarks, service marks, trade dress, trade names and other names, slogans and logos embodying indications of origin, and all goodwill associated therewith (including those for which registration has been applied, which are registered, or which are unregistered); (iv) all trade secrets including confidential and other non-public information for which there exists a right in any jurisdiction to limit the use or disclosure thereof, (v) all Internet web sites, domain names, and registrations or applications for registration thereof; (vi) all licenses, immunities, covenants not to sue and the like relating to any of the foregoing; and (vii) all books and records (including electronic) describing, recording or otherwise used in connection with any of the foregoing.

         "INDEMNIFICATION LIMIT" has the meaning set forth in SECTION 11.1(b).

         "INVENTORIES" means all of Seller's inventories of raw materials, work-in-process, and finished goods, as well as its inventories of processing, packaging, and other supplies.

         "KNOWLEDGE" means with respect to an individual that (i) such individual is actually aware of a particular fact or matter, or (ii) a reasonable individual could be expected to discover or otherwise become aware of such fact or other matter in the Ordinary Course of Business. Seller will be deemed to have Knowledge of a particular fact or other matter if any of Seller's officers, directors or Shareholders has Knowledge thereof. Buyer will be deemed to have Knowledge of a particular fact or other matter if any of Buyer's directors or officers has Knowledge thereof.

         "LEASED REAL PROPERTY" means the leased real property subject to the Real Property Leases, including the real estate, buildings, other improvements and fixtures located thereon, all other appurtenances thereto, and all of Seller's rights under and in such Real Property Leases.

         "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational, or other administrative Order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "LIABILITY" means any cost, obligation or liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "LOSSES" has the meaning set forth in SECTION 11.1(a).

         "MATERIAL ADVERSE EFFECT" means a material negative effect on the Acquired Assets, the Business, Buyer, its Affiliates or the financial condition, results of operations or prospects of Buyer or its Affiliates following consummation of the Contemplated Transactions.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

         "ORDER" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS" means the course of business consistent with past custom and practice (including with respect to quantity and frequency) of the Person conducting such business.

         "PARTY" or "PARTIES" has the meaning set forth in the preface hereto.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PROMISSORY NOTE" has the meaning set forth in SECTION 2.3(b) below.

         "PURCHASE PRICE" means Eight Million Dollars ($8,000,000), subject to upward or downward adjustment as provided in SECTION 2.4 and 3.3 and as otherwise set forth in this Agreement.

         "REAL PROPERTY LEASES" means those certain Real Property Leases described on SCHEDULE 4.13 of the Disclosure Schedule which shall include (i) the leasehold estate and interest created by the Real Property Leases in the real estate, buildings, other improvements and fixtures subject thereto, and
(ii) all right, title and interest of Seller under or in respect of the Real Property Leases, whether in its capacity as tenant or otherwise, including any option to purchase contained in the Real Property Leases and any security and other deposits, common area cost refunds and adjustments and other amounts now or hereafter payable to Seller under or in respect of the Real Property Leases.

         "RECEIVABLES" means all of Seller's accounts, notes and other receivables.

         "RELATED AGREEMENTS" has the meaning set forth in SECTION 2.7 below.

         "RELEASE" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the environment, whether intentional or unintentional.

         "SECURITY INTEREST" means any interest, lien, option, mortgage, pledge, security interest, lease, encumbrance, right of first refusal, claims under bailment and storage agreements, equities, conditional sales contracts, charges and restrictions of any kind or restriction on ownership, enjoyment, use, possession, or transfer including any mortgage, lien or pledge granted under applicable sections of the Uniform Commercial Code or real property law.

         "SELLER" has the meaning set forth in the preface above.

         "SELLING PARTIES" means collectively and jointly and severally, the Seller and the Shareholders.

         "SOFTWARE" means all computer software owned, used, or licensed by Seller, including but not limited to the following: (i) object or machine-readable code; (ii) source or human-readable code including but not limited to all source files, listings, uncompiled code, graphics, audio source files, instructions, control logic, flow charts, internal documentation, designs, drawings, prints, technical data and such other documentation as is necessary to recreate, revise, modify or enhance the Software or any portion thereof, (iii) all materials provided in connection with such Software, including but not limited to, all diskettes, tapes, and printed, informational or instructional materials relating to the Software; and (iv) all copies of any of the foregoing in the possession or control of Seller.

         "STATEMENT OF TANGIBLE NET WORTH" has the meaning set forth in SECTION 2.4(b) below.

         "SUBSIDIARY" means any corporation, partnership, limited liability company, association, joint stock company, trust, joint venture, or unincorporated organization with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the equity ownership or has the power to vote or direct the voting of sufficient securities or equity to elect a majority of the directors or other controlling body.

         "TANGIBLE NET WORTH" means a calculation of the book value of the Acquired Assets less the Assumed Liabilities. The calculation of Tangible Net Worth shall also exclude accounts receivable that Seller and Buyer agree are unlikely to be paid.

         "TANGIBLE PERSONAL PROPERTY" means all machinery and equipment, furniture, furnishings, leasehold improvements, fixtures (including trade fixtures), motor vehicles, tools, Internet Web sites, Internet domain names, phone and facsimile numbers, vehicles and other tangible personal property (other than Inventories) related to, connected with or used in the Business.

         "TAX" OR "TAXES" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, income, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TRACOR AGREEMENT" means the Tracor Research and Development Agreement for Marine GPS Navigation Receiver between Starlink, Incorporated and Tracor Instruments Austin, Inc. dated 12 July 1990 and any amendments or extensions thereto.

         "WA LICENSE" means that certain non-exclusive patent license agreement effective January 1, 2002 between Western Atlas International, Inc. and Starlink, Incorporated in the form attached hereto as EXHIBIT I.

                                   ARTICLE II
                                BASIC TRANSACTION

         SECTION 2.1 PURCHASE AND SALE OF ASSETS. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to

Seller, all of the Acquired Assets at the Closing free of any Security Interest not included in the Assumed Liabilities for the consideration specified below in this ARTICLE II.

         SECTION 2.2 ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, Buyer agrees to assume and become responsible for the Assumed Liabilities, in such amounts as exist as of the Effective Time. Buyer will not assume or have any responsibility, however, with respect to any other Liability of Seller not fully disclosed on SCHEDULE 1.1(c) or elsewhere in this Agreement.

         SECTION 2.3 PURCHASE PRICE. Subject to the terms of this Agreement, including the adjustment provided by Section 2.4 and 3.3, Buyer will deliver the Purchase Price as follows:

                  (a) Cash Consideration. Seven Million Five Hundred Thousand Dollars ($7,500,000.00) to Seller by wire transfer or delivery of other immediately available funds at Closing (the "CASH CONSIDERATION"), as reduced or increased by the adjustments set forth in SECTION 2.4 and 3.3. The adjustments set forth in SECTIONS 2.4 and 3.3 shall be estimated by the parties at Closing and finalized thirty (30) days thereafter as provided herein, and the Cash Consideration shall be adjusted by the Buyer accordingly.

                  (b) Deferred Amount. At the Closing, Buyer shall reserve Five Hundred Thousand Dollars ($500,000) (the "DEFERRED AMOUNT"), which amount will be paid or retained by Buyer pursuant to the terms set forth in SECTIONS 2.4 and 3.3.

         SECTION 2.4 ADJUSTMENT OF CASH CONSIDERATION.

                  (a) Adjustment & Closing.

                           (i) Closing Statement. The Cash Consideration portion
of the Purchase Price paid at Closing will be reduced or increased on the Closing Date by all estimates of the prorations and adjustments set forth in SECTIONS 2.4 (including the Asset Adjustment, Texas Franchise Tax Adjustment and the Asset Reduction Amount) and 3.3 as set forth on a closing statement agreed upon and signed by the Buyer and Seller at Closing ("CLOSING STATEMENT").

                          (ii) Post Closing Statement. Further, the Cash
Consideration portion of the Purchase Price will be reduced or increased again thirty (30) days after the Closing Date by those prorations and adjustments set forth in SECTIONS 2.4 (including the Asset Adjustment, Texas Franchise Tax Adjustment and the Asset Reduction Amount) and 3.3 as set forth in a statement adjusting the Closing Statement ("POST CLOSING STATEMENT"). Such Post Closing Statement shall be mutually agreed to in writing by Buyer and Seller or determined pursuant to SECTION 2.4(c). Buyer shall pay to Seller the increase to the Cash Consideration, if any, within five business days of its calculation. Buyer shall deduct the decrease, if any, to the Cash Consideration from the Deferred Amount.

                 (b) Tangible Net Worth.

                           (i) Statement of Tangible Net Worth. Attached hereto
as EXHIBIT H is a calculation of the Tangible Net Worth of Seller on September 30, 2001, prepared in accordance with the Tax Statements applied on a consistent basis ("STATEMENT OF TANGIBLE NET WORTH").

                           (ii) Closing Date Statement of Tangible Net Worth.
The calculation of the Tangible Net Worth shall be made on the Closing Date and estimated as of the Closing Date consistently in accordance with the Tax Statements and the Statement of Tangible Net Worth in a statement agreed to between the Buyer and Seller ("CLOSING DATE STATEMENT OF TANGIBLE NET WORTH") for determination of the Closing Statement.

                           (iii) Final Statement of Tangible Net Worth. Further,
the calculation of the Tangible Net Worth as of the Closing Date shall be adjusted within thirty (30) days of Closing consistently in accordance with the Tax Statements, the Statement of Tangible Net Worth and the Closing Date Statement of Tangible Net Worth in a statement agreed to between the Buyer and Seller ("FINAL STATEMENT OF TANGIBLE NET WORTH") for determination of the Post Closing Statement.

                  (c) Disputes. In the event that Buyer and Seller cannot mutually agree on the Post Closing Statement or Final Statement of Tangible Net Worth within (30) days after the Closing, such differences shall be submitted by any affected party for resolution to an independent certified public accounting firm of national standing that is mutually acceptable to Buyer and Seller or, in the event that Buyer and Seller cannot agree as to such accounting firm, to a national independent certified public accounting firm chosen by the President of the American Arbitration Association on application of such parties. Such submission shall be within seventy-five (75) days of Closing. Within two business days of the selection of such national independent accounting firm, each of Buyer and Seller shall submit to such firm their calculation of the Post Closing Statement and the Final Statement of Tangible Net Worth. Such firm shall audit each item in dispute and prepare the Final Statement of Tangible Net Worth and Post Closing Statement in accordance with this Agreement, and Buyer and Seller shall adjust the Purchase Price in accordance with such determination. The determination of such national independent accounting firm shall be final and binding upon all parties. The fees of any such national independent accounting firm employed pursuant to this paragraph shall be borne by the party whose position with respect to the Final Statement of Tangible Net Worth or Post Closing Statement is accepted by such accounting firm, and if neither party's position is accepted in its entirety by such accounting firm, then the accounting firm shall determine the extent of each party's responsibility to pay such accounting firm's fees.

                  (d) Net Asset Adjustments to Purchase Price. In the event that the Tangible Net Worth of Seller is more or less than One Million Five Hundred Thousand Dollars ($1,500,000) (the "BASE VALUE") on the Closing Date, the Purchase Price shall be adjusted dollar for dollar by such difference. If Tangible Net Worth is less than Base Value on the Closing Date, Buyer shall deduct from the Cash Consideration the difference between the Base Value and Tangible Net Worth. If Tangible Net Worth is more than Base Value on the Closing Date, Buyer shall increase the Cash Consideration in an amount equal to the difference between the Base Value and Tangible Net Worth. Any such adjustment shall be referred to as the "ASSET ADJUSTMENT."

                  (e) Franchise Tax. The Purchase Price shall be increased by the amount of Taxes resulting from the purchase of the Acquired Assets under this Agreement which exceeds the lesser of (i) seventy five thousand dollars ($75,000) or (ii) fifty percent (50%) of the Texas franchise tax paid or payable by Seller ("TEXAS FRANCHISE TAX ADJUSTMENT").

                  (f) Deferred Amount. After deducting any applicable Asset Adjustment, the Deferred Amount shall be held by the Buyer and paid to the Seller on the third anniversary date of the Closing Date unless Buyer shall have made a claim for indemnification pursuant to SECTION 2.9 or SECTION 11 of this Agreement on or prior to the third anniversary of the Closing Date ("INDEMNITY ADJUSTMENT"), in which case the disbursement of and rights to the Deferred Amount shall also be reduced by any such Indemnity Adjustment.

                  (g) Loss, Destruction, Condemnation or Damage to Assets. If between the date of this Agreement and the Closing Date, any Acquired Assets are lost, destroyed, condemned, encumbered, or suffer any material damage and this Agreement shall not have been terminated pursuant to ARTICLE XII hereof by Buyer, if applicable, then, at the option of Buyer, either (a) the Cash Consideration shall be reduced pursuant to SECTION 2.4(b) by the excess (the "ASSET REDUCTION AMOUNT") of (i) the fair market value of such assets prior to such loss, destruction, condemnation or damage, over (ii) the salvage value, if any, of such assets following such loss, destruction, condemnation or damage, or
(b) no adjustment to the Purchase Price shall be made and the Shareholders shall, on the Closing Date, cause Seller to have on hand all insurance and/or condemnation proceeds on account of such loss, destruction, condemnation or damage in an amount equal to or greater than the Asset Reduction Amount.

         SECTION 2.5 ALLOCATION. The Parties agree to allocate the sum of (i) the Purchase Price, as adjusted, and (ii) the Assumed Liabilities (to the extent required under the Code) among the Acquired Assets in accordance with SCHEDULE
2.5. Such allocation is intended to be in accordance with Code Section 1060 and to be based upon the fair market value of the Acquired Assets. The Parties shall each report the federal, state and local and other Tax consequences of the purchase and sale contemplated hereby in a manner consistent with such Schedule.


         SECTION 2.6 EMPLOYEE MATTERS.

                  (a) Except as specifically set forth in this Agreement, Buyer shall not assume any employment obligations, wage or salary payment obligations, including without limitation those arising under any pension, profit sharing, deferred compensation, severance, welfare, sick leave, accrued or earned vacation, wage or other employee benefit plan, procedure, policy or practice of Seller regardless of whether such plan, procedure, policy or practice is disclosed in this Agreement. Notwithstanding the foregoing, within five business days prior to the Closing, Buyer shall make offers of employment to all or some of Seller's Employees pursuant to terms determined by Buyer. Seller and Shareholders shall, subject to the Indemnification Limit, jointly and severally be responsible for and indemnify and hold Buyer harmless from any and all costs (including reasonable attorneys' fees and other legal costs, whether or not suit is filed), claims or Liabilities arising as a result of any such Employees of Seller rejecting such offer of employment by Buyer. Buyer agrees that all such Employees of Seller who are offered and accept employment with Buyer commencing upon or shortly after the Closing shall, to the extent lawful and permitted under the appropriate plans, receive credit under Buyer's Employee Benefit Plans for their years of service with Seller. Seller will furnish to Buyer such information in its personnel files as Buyer may reasonably request.

                  (b) Seller will pay, at or prior to the Closing, all unpaid wages, salaries and bonuses, if any (together with all related payroll items), of Seller's Employees accrued prior to the effective time of the Closing, and all severance and other amounts, if any, which may become payable to or receivable by Seller's Employees (by contract, as a matter of law or otherwise) as a result of the termination of their employment with Seller (whether or not such Seller's Employees are offered or accept employment with Buyer). Further, Seller shall fully satisfy, as of the Closing Date, every Liability relating to any Employee of Seller, including but not limited to vacation time or pay, sick time or pay, or any other benefit accrued or owed to such Employees.

                  (c) Seller shall be responsible and liable to pay or make provision for pension, profit sharing and welfare benefit amounts under any of the Employee Plans payable or accrued prior to the effective time of the Closing with respect to Seller's Employees. Buyer shall succeed to no rights of Seller under any of the Employee Plans and shall neither assume nor incur any Liability, including liability under ERISA, with respect to any of the Employee Plans.

                  (d) Without limiting the generality of SECTION 2.6(c), Seller shall pay or cause the applicable Employee Plan to pay, as the case may be, all amounts payable in the form of health, dental, sick pay, disability, life insurance or workers' compensation benefits, or otherwise, by reason of or in connection with (i) any claims filed or expenses incurred at any time with respect to injuries, disabilities, illnesses or conditions suffered by any of Seller's Employees or their dependents prior to the effective time of the Closing, (ii) any claims filed at any time with respect to the death of any of Seller's Employees or their dependents prior to the Effective Time of the Closing, or (iii) any claims subject to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or any comparable state law relating to continuation of such benefits filed at any time with respect to any of Seller's Employees or other individuals entitled to such benefits as a result of their relationship or former relationship with any of Seller's Employees who had a

"qualifying event" as defined in COBRA prior to the Effective Time of the Closing. Seller shall pay all such amounts when due (before or after the effective time of the Closing) in accordance with the provisions of any such Employee Plans and the prior practices of Seller. For purposes of this SECTION 2.6(d), an injury, disability, illness or condition shall be deemed to have been "suffered" on the date of occurrence of the injury or on the date of onset of the illness, disability or condition, as the case may be, and any disputes concerning the date of such an occurrence or onset shall be resolved by determination of a medical expert knowledgeable and qualified as to such matters acceptable to both Seller and Buyer and confirmed by a medical certificate.

                  (e) Seller acknowledges that in making offers of employment to any of Seller's Employees, Buyer is not assuming any of the Liability of Seller to such Seller's Employees.

         SECTION 2.7 RELATED AGREEMENTS. At the Closing, the Parties will enter into the following agreements (collectively, the "Related Agreements"):

                  (a) Employment Agreements between Buyer and the Employees of Seller set forth on SCHEDULE 2.7(a), substantially in the form attached hereto as EXHIBIT A;

                  (b) Assignment and Assumption of Lease in form attached hereto as EXHIBIT B.

                  (c) Landlord Consent and Estoppel in the form attached hereto as EXHIBIT C.

                  (d) Bills of Sale and Assignment and Assumption Agreements in the forms attached hereto as EXHIBITS D and E, respectively.

                  (e) Intellectual Property Assignment Agreement in the form attached hereto as EXHIBIT F.

                  (f) A Closing Statement, including the Closing Date Statement of Tangible Net Worth.

                  (g) Other transfer documents which shall be sufficient to vest good and marketable title to the Acquired Assets and to transfer the Assumed Liabilities in the name of Seller or its assignees.

                  (h) Such other agreements which further the performance of all covenants and satisfy all conditions required of Selling Parties by this Agreement, at or prior to the Closing, as Buyer or its counsel may reasonably require.

         SECTION 2.8 NONASSUMPTION OF CERTAIN CONTRACTS. Notwithstanding anything to the contrary stated in this Agreement, if (i) the sale, assignment, transfer or conveyance of any Contract Right without the approval, consent or waiver of another party thereto would violate, conflict with, result in a breach or termination of, or constitute a default or event of default under (or an event which with due notice or lapse of time, or both, would constitute a default or event of default under) the terms of such Contract giving rise to the Contract Right or result in the creation of any Security Interest on any of the Acquired Assets under such Contract or enable another party to such Contract to terminate such Contract or impose a penalty or additional payment obligations or accelerate any obligation of Seller or Buyer under such Contract, and (ii) all necessary approvals, consents and waivers of all parties to such Contract have not been obtained at or prior to the Closing, then (A) this Agreement shall not constitute an agreement to assign or assume such Contract Right and such Contract Right shall not be assigned to or assumed by Buyer or included in the Acquired Assets or the Assumed Liabilities, (B) Seller and Buyer shall, following the Closing, use all reasonable efforts to assist the other in attempting to obtain such necessary approvals, consents and waivers, (C) Seller and Buyer shall, following the Closing, promptly execute all documents necessary to complete the assignment and assumption of such Contract Right if such approvals, consents and waivers are obtained, and (D) unless and until such approvals, consents and waivers are obtained and such assignment and assumption occurs, Seller and Buyer shall cooperate in entering into any reasonable arrangement designed to obtain for Buyer all benefits and privileges of such Contract Right including the holding by Seller of such benefits and privileges in trust for Buyer) while protecting Seller from the obligations of Seller first accruing after the Closing Date under such Contract (in which event such benefits and privileges will be deemed to be included in the Acquired Assets). Nothing stated in this
SECTION 2.8 shall affect the right of Buyer to elect not to consummate the transactions contemplated by this Agreement in the event the conditions set forth in ARTICLE IX hereof are not satisfied in full at or before the Closing.

         SECTION 2.9. ASSUMPTION OF CERTAIN WARRANTY OBLIGATIONS BY BUYER. Buyer reserves the right (but shall not be obligated) to satisfy warranty claims arising from products or services of Seller sold or provided by Seller prior to the Closing Date (the "WARRANTY CLAIMS"). For purposes of this Agreement, "Warranty Claims" shall mean claims to repair or replace products or services sold or provided by Seller prior to the Closing Date and shall exclude any claims for personal injuries or torts resulting from such products or services. Buyer may deduct the amount for any costs of Warranty Claims from the Deferred Amount and shall provide notice to Seller of same on a quarterly basis; provided, however, that such amounts shall not be deducted from the Deferred Amount unless and until such amounts exceed an aggregate of Twenty Five Thousand Dollars ($25,000) (the "WARRANTY THRESHOLD AMOUNT"); provided further, however, that Buyer is entitled to deductions for Warranty Claims from the Warranty Threshold Amount and then the Deferred Amount only if Buyer satisfies such claims (i) by first attempting to repair or replace the subject product or service to the extent reasonably practicable (in which case the amount of such Warranty Claim shall be the actual cost to Buyer to repair or replace without any markup) and (ii) in accordance with the terms and conditions of the warranty policies and procedures followed by Seller immediately prior to the Closing Date. Subject to the Indemnification Limit, the Selling Parties shall be fully liable for payment to Buyer of any amounts above the Warranty Threshold Amount paid by Buyer for any Warranty Claims, which Buyer decides to satisfy. In the event any Warranty Claims are asserted against Seller, then Seller shall give prompt notice thereof to Buyer in order to permit Buyer the necessary time to exercise its rights hereunder, evaluate the merits and defend, settle or compromise such Warranty Claim. Buyer may only settle or compromise a single Warranty Claim which exceeds ten thousand dollars ($10,000) with the prior consent of the Seller, which shall not be unreasonably withheld or delayed. Within ten (10) days after the end of each month following the Closing, Buyer shall provide an invoice to Seller for such excess over the Warranty Threshold Amount. Such invoice will identify the product that is the basis of the Warranty Claim, the date the product was sold, and the purchaser of the product and will specify Warranty Claim payments, adjustments, returns, and replacements. Once the Deferred Amount has been depleted, the Selling Parties shall pay such invoices within 30 days. In the event a Warranty Claim is made to Buyer that Buyer determines not to satisfy, Buyer shall provide notice to Seller of such claim and will cooperate with Seller so that Seller can evaluate the claim and determine how it should be satisfied.

                                   ARTICLE III
                                   THE CLOSING

         SECTION 3.1 THE CLOSING. The closing of the Contemplated Transactions (the "Closing") shall take place at the offices of Maslon Edelman Borman & Brand, LLP in Minneapolis, Minnesota, commencing at 9:00 a.m. local time on December ___, 2001, unless Buyer and Seller shall mutually determine a different date (the "Closing Date"), provided all conditions to the closing contained herein have been satisfied or waived in writing on or prior to the Closing Date. Except as provided in ARTICLE XII, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this SECTION 3.1 will not result in the termination of this Agreement and will not relieve any Party of any obligation under this Agreement. The Closing, if completed, will be effective for all purposes (including the risk of loss to property and Buyer's assumption of the Assumed Liabilities) as of the Effective Time.

         SECTION 3.2 DELIVERIES AT THE CLOSING. At the Closing, (i) the Selling Parties will deliver to Buyer the various certificates, instruments, and documents referred to in ARTICLE IX below and all other Related

Agreements; (ii) Buyer will deliver to Seller the various certificates, instruments, and documents referred to in ARTICLE X below and all other Related Agreements; (iii) the Selling Parties will execute, acknowledge (if appropriate), and deliver to Buyer a general assignment and warranty bill of sale (including all Intellectual Property transfer documents requested by Buyer) and such other instruments of sale, transfer, conveyance, and assignment in such form as Buyer and its counsel reasonably may request; (iv) Buyer will execute, acknowledge (if appropriate), and deliver to Seller an assumption agreement in such form as Seller and its counsel reasonably may request; and (v) Buyer will deliver to Seller the consideration in accordance with ARTICLE II above.

         SECTION 3.3 PRORATIONS.

                   (a) Property Taxes. All real estate Taxes and personal property Taxes assessed against the Acquired Assets or, to the extent the Seller is obligated to pay the same under the Real Property Leases, the Leased Real Property, or any unpaid amounts assessed against the Acquired Assets or the Real Property Leases in lieu thereof (collectively the "Property Taxes"), with respect to the tax year (of the applicable taxing authority) in which the Closing occurs shall be apportioned between Seller and Buyer at the Closing, so that Seller shall be responsible for that portion of such Property Taxes determined by multiplying the full amount of such Property Taxes times a fraction, the numerator of which is the number of days in such tax year occurring on or prior to the Closing Date and the denominator of which is the total number of days in such tax year, and Buyer shall be responsible for the remainder of such Property Taxes. In the event Property Tax statements are sent directly to Seller, Seller shall cause such statements to be forwarded promptly to Buyer. Seller shall also be responsible for all Property Taxes, including all penalties and interest thereon, assessed by taxing authorities with respect to any tax years prior to the tax year in which the Closing occurs and all installments of special assessments assessed or pending prior to the Closing and payable in any tax year (whether such tax year commences or ends before, on or after the Closing Date) with respect to the Real Property Leases (in each case to the extent the tenant is obligated to pay the same at any time under the Real Property Leases).

                  (b) Agreements. Rent and other payments based on performance over a period of time which are due and payable with respect to a period in which the Closing occurs under the Real Property Leases or any other lease, service agreement, maintenance agreement or similar contract included in the Acquired Assets shall be prorated between Seller and Buyer at the Closing (based on the number of days in such period occurring on or before and after the Closing Date).

                  (c) Utilities. Seller and Buyer will use reasonable efforts so that all providers of utility services to the Leased Real Property, to the extent the tenant under the Real Property Leases is being billed directly therefor, will bill Seller for all costs incurred on or prior to the Closing Date and will bill Buyer for all costs incurred after the Closing Date. If the providers do not submit separate bills, there will be such prorations at the Closing respecting such utility costs as are equitable. Notwithstanding anything to the contrary contained in this SECTION 3.3(c), Seller shall be responsible for all costs of utility services to the Leased Real Property, to the extent the tenant under the Real Property Leases is billed directly therefor, incurred on or prior to the Closing Date. Should the actual costs for such period be different from the sum of the utility prorations made at the Closing, Seller shall promptly reimburse Buyer, or Buyer shall promptly reimburse Seller for any overpayment made thereby, as appropriate.

                  (d) Transfer, Sales, Use Taxes. Except as expressly set forth in this Agreement, Seller shall pay all transfer (including real estate and motor vehicle transfer), sales and use Taxes, if any, and all fees, costs, deed Taxes and recording fees, if any, applicable to the sale and transfer of the Real Property Leases and the other Acquired Assets to Buyer, regardless of whether such fees and taxes are payable by Buyer under any state, local or federal law, including, but not limited to bulk transfer laws. Each of the parties shall cooperate with the other to the extent reasonably required and permitted by any Legal Requirement in order to eliminate or minimize any such Tax. Without limiting the foregoing, to the extent any such Tax is imposed, Seller shall prepare and file any required Tax Returns in connection therewith and Seller shall pay and promptly discharge when due the entire amount of any such Tax.

                  (e) Adjustments to Purchase Price. All Property Taxes, charges, payments or costs the proration or apportionment of which is provided for in this SECTION 3.3 that Seller is responsible for, as provided above, shall, to the extent the same has not been paid by Seller at or prior to the Closing, reduce the amount Buyer would otherwise be obligated to pay hereunder in cash for the Acquired Assets, and Buyer shall thereafter be obligated to pay, in a timely manner, such amounts to the appropriate authorities or other persons to whom the same are due and owing when the same become due and owing. All Property Taxes, charges, payments or costs the proration or apportionment of which is provided for in this SECTION 3.3 that Buyer is responsible for, as provided above, shall, to the extent the same has been paid by Seller at or prior to the Closing, increase the amount Buyer would otherwise be obligated to pay hereunder in cash for the Acquired Assets.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES

         As an inducement to Buyer to enter into this Agreement and to consummate the Contemplated Transactions, each of the Selling Parties, jointly and severally, represents and warrants to Buyer that the statements contained in this Article IV are correct and complete as of the date of this Agreement and as of the Closing Date, except as set forth in that certain disclosure schedule prepared by Seller and delivered to Buyer simultaneously with the execution of this Agreement (the "Disclosure Schedule"). The Disclosure Schedule is arranged in separate and distinct "schedules" corresponding to the lettered and numbered sections contained in this ARTICLE IV; the disclosures set forth in one schedule shall not be deemed to be a disclosure in any other schedule of the Disclosure Schedule; and in no event shall the mere listing in any schedule of the Disclosure Schedule hereto of a document or other item be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

         SECTION 4.1 ORGANIZATION AND CAPITALIZATION OF SELLER. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has all requisite power and authority to carry on its business as it is now, and has since its formation been, conducted and is duly authorized to own the properties and assets it now owns. Seller is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties except where the failure to be so qualified and in good standing would not have a Material Adverse Effect. All of the Seller's shareholders are listed on
SCHEDULE 4.1 of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, exchange rights or other Contracts or commitments that require Seller to issue, sell or otherwise cause to become outstanding any of its shares or other interests. All of the issued and outstanding shares and other ownership or equity interests or rights are owned of record and beneficially by Seller's shareholders.

         SECTION 4.2 AUTHORIZATION OF TRANSACTION. Seller has full power and authority (including full partnership power and authority) to execute, deliver and perform this Agreement and the Related Agreements and to consummate the Contemplated Transactions. Seller's shareholders have duly authorized the execution, delivery, and performance of this Agreement and the consummation of the Contemplated Transactions by Seller. This Agreement constitutes the valid and legally binding obligation of each of the Selling Parties, enforceable in accordance with its terms and conditions.

         SECTION 4.3 NO CONFLICT. Neither the execution and the delivery of this Agreement or the Related Agreements, nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or result in a violation of or default under (a) any provision of the articles of incorporation or by-laws of the Seller or (b) any resolution adopted by any of Seller's shareholders or directors; (ii) contravene, conflict with, or result in a violation of or default under, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any of the Selling Parties or any of the Acquired Assets is subject; (iii) contravene, conflict with, or result in a violation of or default under any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Seller or that otherwise relates to the Business; or (iv) contravene, conflict with, or result in a violation or breach of or default under any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract or other arrangement to which Seller is a party or by which Seller is bound or to which any of the Acquired Assets is subject (or result in the imposition of any Security Interest upon any of the Acquired Assets), except for, as to any of the matters covered by clauses
(ii), (iii) or (iv) above, such conflicts, violations or breaches which could not, individually or in the aggregate, reasonably be expected to have a Material

Adverse Effect. Seller is not and will not be required to give any notice to or obtain any consent from any Person in order for the Parties to consummate the Contemplated Transactions.

         SECTION 4.4 BROKERS' FEES. Neither Seller nor any of Seller's Shareholders has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Contemplated Transactions.

         SECTION 4.5 CERTAIN PROCEEDINGS. No litigation or proceeding is pending or, to the Knowledge of Seller, threatened against or related to Seller, that challenges or could reasonably be expected to have the effect of delaying, making illegal, or otherwise preventing or hindering any of the Contemplated Transactions.

         SECTION 4.6 TANGIBLE PERSONAL PROPERTY. Except as set forth in SCHEDULE 4.6:

                  (a) Seller has good title to each item of Tangible Personal Property and each item of the Acquired Assets owned by it free and clear of any and all Security Interests;

                  (b) Each item of Tangible Personal Property not owned by Seller is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between Seller and the owner or lessor thereof, the obligations of Seller to such owner or lessor will be discharged;

                  (c) The Tangible Personal Property owned or used by Seller is sufficient for the proper conduct of its business as heretofore conducted;

                  (d) Seller has maintained the Tangible Personal Property owned or leased by it in a manner consistent with the ongoing requirements of the Business and has not altered such maintenance practices in anticipation of the Contemplated Transactions;

                  (e) Seller owns or otherwise has the right to use all of the Tangible Personal Property currently in the operation of the business;

                  (f) All of the Tangible Personal Property is free from defects and is in good operating condition and repair (subject to normal wear and tear); and

                  (g) Seller has no Contract, letter of intent or proposal relating to the acquisition or divestiture of any Tangible Personal Property.

         SECTION 4.7 AFFILIATES. Each of Starlink, Incorporated and Starlink Special Assets, Inc. have no other Affiliates except the Shareholders and do not own, directly or indirectly, any shares of the capital stock or other equity interests of any other Person.

         SECTION 4.8 TAX STATEMENTS. SCHEDULE 4.8(a) contains the federal income tax returns of Seller as of December 31, 1998, 1999 and 2000, and any related consolidated statements of earnings, equity and cash flows for the fiscal years then ended which Seller has prepared related thereto (the "TAX STATEMENTS").
SCHEDULE 4.8(b) contains the unaudited consolidated and consolidating balance sheets of Seller as of September 30, 2001, and the related consolidated and consolidating statements of earnings, equity and cash flows for the period then ended and SCHEDULE 4.8(b) shall be updated within twenty (20) days after the end of each calendar month preceding Closing. The September 30, 2001 financial statements and all subsequent financial statements of Seller through Closing, including the Statement of Tangible Net Worth, shall collectively be referred to as the "INTERIM FINANCIAL STATEMENTS". The Tax Statements and, subject to the exceptions hereinafter set forth in this SECTION 4.8, the Interim Financial Statements (i) were prepared in accordance with the books and records of Seller;
(ii) were prepared in a fair and accurate manner to reflect the economic and financial health of the Seller; (iii) fairly present Seller's financial condition, assets and Liabilities and results of operations of Seller at the relevant dates thereof and for the periods covered thereby. The foregoing representation and warranty regarding Interim Financial Statements is subject to the following exceptions (which, in the aggregate, do not have a Material Adverse Effect): Interim Financial Statements (i) are subject to normal recurring year-end adjustments, and (ii) do not contain all footnote disclosures required by GAAP.

         SECTION 4.9 EVENTS SUBSEQUENT TO THE BALANCE SHEET. Except as set forth in SCHEDULE 4.9 of the Disclosure Schedule, except as required by this Agreement, since the Balance Sheet Date, Seller has conducted its business in the Ordinary Course of Business and there has not been (i) any declaration or payment of distributions or dividends by Seller; (ii) any transaction not in the Ordinary Course of Business; (iii) any change in the business, results of operations, condition (financial or otherwise), assets, Liabilities or business of Seller that has had or is reasonably likely to have, with the passage of time or otherwise, a Material Adverse Effect; (iv) any damage, destruction or loss, whether or not covered by insurance, which has had or is reasonably likely to have, with the passage of time or otherwise, a Material Adverse Effect; (v) any sale or transfer of any of its assets or any cancellation of any debts, rights or claims, except sales in the Ordinary Course of Business of inventory or immaterial amounts (not in excess of $10,000 in the aggregate) of other Tangible Personal Property not required in its Business; (vi) any Security Interest of any kind, except liens for Taxes not due, in any of its properties or assets;
(vii) any material amendment, modification or termination of any material Contract or agreement to which Seller is a party; (viii) any increase in, or commitment to increase, the compensation payable or to become payable to any Employee or agent of Seller or any bonus payment or similar arrangement made to or with any of such Employees or agents, other than those undertaken in the Ordinary Course of Business in connection with annual salary reviews consistent with past practices which, in the aggregate, have not increased annual payroll by more than $100,000 and, individually, with respect to any Employee, has not increased annual compensation by more than $10,000; (ix) any incurrence of, assumption of, or taking of any property subject to, any Liability, except for liabilities incurred or assumed or property taken subsequent to the Balance Sheet Date in the Ordinary Course of Business; (x) any alteration in the manner of keeping the books, accounts or records of Seller, or in the accounting practices therein reflected; (xi) any issuance or sale of any interests, including but not limited to equity and debt, in or of Seller, or any issuance or sale of securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any interests in or of Seller, or any agreements entered into obligating Seller to issue, sell, redeem, repurchase or acquire any such interests; (xii) any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any Employees of Seller or any lockouts, strikes, slowdowns, work stoppages, or threats thereof by or with respect to such Employees; (xiii) any notice from any customer or customers or supplier or suppliers, as to such customer or supplier's intention not to conduct business with Seller, the results of which loss or losses of business or supplies, individually or in the aggregate, has had, or may reasonably be expected to have, with the passage of time or otherwise, a Material Adverse Effect; (xiv) any adoption of, amendment to or termination of any Employee Plan; (xv) any license or sublicense of any rights under or with respect to any Intellectual Property or Software; (xvi) any other event or condition of any character which has had or may reasonably be expected to have, with the passage of time or otherwise, a Material Adverse Effect; or
(xvii) any commitment by Seller to do any of the foregoing.

         SECTION 4.10 UNDISCLOSED LIABILITIES. Seller has no Liability (and none of the Selling Parties have Knowledge of any Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any Liability), except for (i) Liabilities set forth on the face of the Balance Sheet, (ii) Liabilities that have arisen after the date of the Balance Sheet in the Ordinary Course of Business which are disclosed in SCHEDULE 4.9 of the Disclosure Schedule (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of Contract, breach of warranty, tort, infringement, or violation of law and none of which has or will have a Material Adverse Effect), and (iii) Liabilities that have arisen in the Ordinary Course of Business and that are reasonably expected to be fully covered by Seller's insurance.

         SECTION 4.11 GOVERNMENTAL AUTHORIZATIONS; COMPLIANCE WITH LAWS. Seller, and the conduct of the Business and ownership and use of the Acquired Assets, are in material compliance with all Legal Requirements. None of the Selling Parties has received during the past five years any written notice to the effect that, or to the knowledge of each of the Selling Parties, otherwise been advised by a Governmental Body, that, Seller is not in compliance with any Legal Requirement. Seller has all Governmental Authorizations and approvals, each of which is currently valid and in full force and effect, material to the conduct of the Business, all of which Governmental Authorizations and approvals are set forth in SCHEDULE 4.11 of the Disclosure Schedule. Without limiting the generality of the preceding representation and warranty, Seller has not (i) made or agreed to make any contribution, payment or gift to any government official, Employee, or agent where either the contribution, payment or gift or the purpose thereof was illegal under the Legal Requirements of any Governmental Body, (ii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of Seller for any reason, or (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for, federal, state, local or foreign public office. In addition, Seller (a) has complied with all applicable laws relating to employee and civil rights and relating to employment opportunities, (b) filed in a timely manner all reports and documents it was required to file (and the information contained therein was correct and complete in all respects) under all applicable laws, (c) has possession of all records and documents it was required to retain under all applicable law, and (d) has not violated in any material respect or received a notice or charge asserting any violation of and there are no current, nor have there been any in the past five (5) years, government investigations, including but not limited to any civil investigative demand or similar request, related to the Sherman Act, the Clayton Act, the Robinson-Patman Act, the Federal Trade Commission Act, the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except where such violation would not have a Material Adverse Effect.

         SECTION 4.12  TAX MATTERS.

                  (a) Seller has filed all Tax Returns that it was required to file with respect to the Business and Seller. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Seller (whether or not shown on any Tax Return) have been paid or accrued. Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. Seller has not received any notice and does not otherwise have Knowledge of any claim currently being made by an authority in a jurisdiction where Seller files Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the Acquired Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, creditor, stockholder or other third party.

                  (c) There is no dispute or claim concerning any Tax Liability of Seller either (i) claimed or raised by any authority in writing or (ii) as to which Seller has Knowledge.

                  (d) Seller has not agreed to any extension of the statute of limitations and has not agreed to any extension of time with respect to a Tax assessment or deficiency.

         SECTION 4.13  LEASED AND REAL PROPERTY.

                  (a) Seller has never owned any interest in any land or real estate, except for its leasehold interests in the Leased Real Property.

                  (b) Other than the Leased Real Property described on SCHEDULE
4.13 of the Disclosure Schedule, Seller does not lease or sublease any real property or real property interest from any Person. With respect to the Real Property Leases:

                           (1) Seller, through the Real Property Leases, has
valid written leasehold interests in all of the Leased Real Property;

                           (2) the Real Property Leases are legal, valid,
binding, enforceable, and in full force and effect;

                           (3) assuming Buyer assumes the Real Property Leases
according to applicable law and the terms thereof, the Real Property Leases will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the Transactions Contemplated;

                           (4) Except as set forth on SCHEDULE 4.13, no action
of any kind is necessary or required by Seller (or any other person, entity or government body), including but not limited to obtaining consent, with respect to such Leased Real Property or the Real Property Leases, in connection with the Contemplated Transactions;

                           (5) no party to the Real Property Leases are in
breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (6) no party to the Real Property Leases has
repudiated any provision thereof;

                           (7) there are no disputes, oral agreements, or
forbearance programs in effect as to the Real Property Leases;

                           (8) Seller has not assigned, transferred, conveyed,
mortgaged, deeded in trust, or encumbered any interest in or granted a Security Interest in the Real Property Leases or the Leased Real Property;

                           (9) all facilities leased under the Real Property
Leases are supplied with utilities and other services necessary or appropriate for the operation of said facilities; and

                           (10) Seller has delivered to Buyer correct and
complete copies of the Real Property Leases.

         SECTION 4.14  INTELLECTUAL PROPERTY AND SOFTWARE.

                  (a) SCHEDULE 4.14(a) hereto lists and describes correctly the Intellectual Property and Software used in any manner, or otherwise developed, sold or conceived by the Business, Seller, or its Affiliates.

                  (b) All registered Intellectual Property is in full force and effect and will not expire or require renewal until the date (if any) set forth in SCHEDULE 4.14(a). The Software and Intellectual Property set forth on
SCHEDULE 4.14(a) are the only intellectual property needed to conduct the business of Seller. Except as set forth in SCHEDULE 4.14(b), Seller does not own or have any interest in or to any other copyrights, patents, trademarks, service marks, trade names, master works, logos, trade secrets, designs, and other intellectual property (or applications therefor) and does not license from others the right to use any industrial or intellectual property rights. Except as set forth on SCHEDULE 4.14(b), Seller owns or possesses, is licensed under, or otherwise has lawful access to, all copyrights, patents, trademarks, service marks, trade names, master works, logos, trade secrets, designs, and other intellectual property (or applications therefor) necessary for the lawful conduct of the Business as now conducted, without any infringement of or conflict with the industrial or intellectual property rights of others.

                  (c) There have been no unauthorized use or disclosure or misappropriation of any Intellectual Property or Software, and Seller has taken reasonable steps to protect against the unauthorized use or disclosure of its Intellectual Property and Software. Except as disclosed in SCHEDULE 4.14(b), none of the Selling Parties has reason to believe that (i) any of the Intellectual Property listed in SCHEDULE 4.14(a) is invalid or unenforceable (whether due to the existence of prior art, inequitable conduct such as patent fraud or misuse, prior use or creation, or otherwise), (ii) any payments to governmental agencies required to maintain the effectiveness of any of such registered Intellectual Property have not been timely paid, or (iii) any of such pending applications will be denied or will be materially restricted or conditioned or any prior art exists which would cause such denial, restriction or condition.

                  (d) Except as set forth on SCHEDULE 4.14(b), Seller either:
(i) exclusively owns the entire right, title and interest in and to the Intellectual Property and Software used by Seller in the conduct of its business, free and clear of any encumbrance, and Seller has not, expressly or by implication, licensed, sold, assigned or transferred any rights to such Intellectual Property, Software or any rights to copies of the Software or other copyrightable materials; (ii) has the perpetual royalty-free right to use the same; or (iii) in the case of Software owned by and/or licensed from a third party vendor as set forth on SCHEDULE 4.14(d), Seller is in compliance with such third party's licenses or other agreements as set forth on SCHEDULE 4.14(d).

                  (e) Except as set forth on SCHEDULE 4.14(b), (i) all Intellectual Property (including registrations therefor), which is identified in
SCHEDULE 4.14(a) as being owned by Seller, is valid and in force, and all registration applications so identified are pending and in good standing, all without challenge of any kind; (ii) Seller has the sole and exclusive right to bring actions for infringement or unauthorized use of the Intellectual Property and Software owned by or licensed to Seller and, to the knowledge of Seller, there is no basis for any such action; (iii) Seller has taken all actions reasonably necessary to protect the Intellectual Property and Software owned by Seller, including by pursuing registration where necessary.

                  (f) Except as set forth on SCHEDULE 4.14(b), Seller is not in breach of any agreement affecting any of the Intellectual Property and Software owned by Seller, and has not directly or indirectly taken any action which would impair or otherwise adversely affect its rights in such Intellectual Property and Software. Correct and complete copies of registrations for all registered Intellectual Property in SCHEDULE 4.14(a) as being owned by Seller; and all pending applications to register unregistered Intellectual Property identified in SCHEDULE 4.14(a) as being owned by Seller (together with any subsequent correspondence or filings relating to the foregoing) have heretofore been delivered by Seller to the Buyer.

                  (g) Except as set forth on SCHEDULE 4.14(b), (i) no infringement of any Intellectual Property of any other person or entity has occurred or results in any way from the operations of the Business of Seller as previously or currently conducted or from the use of any of the Intellectual Property or Software owned by or licensed to Seller; (ii) no claim of any infringement of any Intellectual Property of any other Person has been made or asserted in respect of the operations of the business of Seller or the use of any of the Intellectual Property or Software used by Seller; (iii) Seller has not received notice of any claim of invalidity of any Intellectual Property owned by Seller; (iv) no proceedings are pending or, to the knowledge of Seller, threatened which challenge the validity, ownership or use or continued use by Seller or its assignees of any of the Intellectual Property or Software used by Seller; (v) Seller has not had notice of, or knowledge of any basis for, a claim against Seller that the operations, activities, products, Software, equipment, machinery or processes of the business of Seller infringe any Intellectual Property of any other Person; and (vi) Seller has not granted to any other Person any license or rights to use the Intellectual Property or Software except as set forth on SCHEDULE 4.14(g).

                  (h) Except as set forth on SCHEDULE 4.14(b), (i) the Intellectual Property and Software owned by Seller is not subject to any transfer, assignment, source code escrow agreement, reversion, site, equipment, or operational limitations; (ii) Seller has maintained and protected the Intellectual Property and Software owned by Seller (including, without limitation, all source code and system specifications) with appropriate proprietary notices (including, without limitation, the notice of copyright in accordance with the requirements of 17 U.S.C. ss. 401), confidentiality and non-disclosure agreements and such other measures as are necessary to protect the proprietary, trade secret or confidential information contained therein; (iii) the Software owned by Seller is protectable under applicable copyright law and has not been forfeited to the public domain and has been registered with the U.S. Copyright Office or is eligible for registration;
(iv) Seller has copies of all releases or separate versions of the Software owned by Seller and source code thereto, so that the same may be subject to registration in the United States Copyright Office; (v) Seller has complete and exclusive right, title and interest in and to the Software owned by Seller; (vi) Seller has exclusively developed the Software owned by Seller through its own efforts and for its own account without the aid or use of any consultants, agents, independent contractors or other persons (other than persons that are Employees of Seller); (vii) the Software owned by Seller does not infringe any Intellectual Property rights of any other Person; (viii) any Software owned by Seller includes the source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary and explanation used for the development, maintenance, implementation and use thereof, so that a trained computer programmer could develop, maintain, enhance, modify, support, compile and use all releases or separate versions of the same that are currently subject to maintenance obligations by Seller; and (ix) there are no agreements or arrangements in effect with respect to marketing, distribution, licensing, sale, resale or promotion of the Software owned by Seller by any other Person.

                  (i) Except as set forth on SCHEDULE 4.14(b), all agents, consultants or contractors who have contributed to or participated in the creation or, development of any Intellectual Property or Software on behalf of Seller or any predecessor in interest thereto (including but not limited to all employees and consultants of Administaff Companies, Inc.) either: (i) are a party to an enforceable "work-for-hire" agreement under which Seller is agreed to by the parties to be the original exclusive owner/author of all intellectual property rights therein in the form attached hereto as SCHEDULE 4.14(i); or (ii) have executed an assignment or an agreement to assign in favor of Seller (or such predecessor in interest, as applicable) of all right, title and interest in such material in the form attached hereto as SCHEDULE 4.14(i).

                  (j) Except as set forth on SCHEDULE 4.14(b), the Software and all components thereof will be fully compatible and shall operate in an integrated manner. The Software owned by Seller and all portions or components thereof shall be and are free of material defects, malfunctions or nonconformities. The Software owned by Seller, or any portion thereof, does not contain any timer, virus, copy protection device, disabling code, clock, counter or other limiting design or routine which causes the Software (or any portion thereof) to become erased, inoperable, impaired, or otherwise incapable of being used in the full manner for which it was designed and contemplated under this Agreement.

                  (k) Except as set forth on SCHEDULE 4.14(b), the Software owned by Seller complies with all applicable requirements of laws relating to the export or reexport of the same and may be exported or reexported to all countries without the necessity of any license, other than to those countries specified as prohibited destinations pursuant to applicable regulations of the U.S. Department of Commerce and/or the United States State Department.

                  (l) To the best of Seller's Knowledge, the list of all Persons who have any copy, whether full, partial, or an embedded copy, of any Software attached hereto as SCHEDULE 4.14(l) ("User List") is a substantially complete list of the customers of product sold or provided by Seller. The only recipients of alpha and beta versions of the Software distributed by or on behalf of Seller have been those on SCHEDULE 4.14(l).

                  (m) The Software performs in accordance with the specifications set forth in SCHEDULE 4.14(m), and there are currently no claims or assertions pending or, to the best of Selling Parties' knowledge, threatened alleging a failure of the product to so perform.

                  (n) The Selling Parties acknowledge that all intellectual property developed under the

Tracor Agreement vested in Tracor Instruments Austin, Inc., with Seller retaining a license to exploit a portion of such intellectual property. The Selling Parties acknowledge and agree that Buyer is purchasing the Assets of the Seller upon the Selling Parties representation that no intellectual property developed by the Selling Parties under the Tracor Agreement is currently used or needed in the Business, other than such as is provided to Seller under the WA License. The current or prospective business of Buyer will not be adversely effected in any way whatsoever by the absence of an assignment of the Tracor Agreement (including the intellectual property developed thereunder) to Buyer.

         SECTION 4.15 WA LICENSE. At Closing, Buyer shall have all rights, privileges, and licenses that Starlink, Incorporated has under the WA License, as though Buyer is Starlink, Incorporated under the WA License. Seller represents that the WA License is valid and enforceable against Western Atlas International, Inc.

         SECTION 4.16 APPROVALS. Except as set forth in SCHEDULE 4.16 of the Disclosure Schedule, no consent, approval, authorization or order of or registration, declaration or filing with any Person is required in connection with (a) the execution, performance and delivery of this Agreement and the Related Agreements, (b) the consummation of the Contemplated Transactions; or
(c) use, ownership and possession of the Acquired Assets by Buyer following the Closing.

         SECTION 4.17 CONTRACTS. Except as disclosed in SCHEDULE 4.17 of the Disclosure Schedule, Seller is not a party or subject to any of the following
Contracts: (i) any union or collective bargaining agreements and any employment contracts; (ii) any Contracts with agents, consultants, advisors, salespersons, sales representatives, distributors or dealers; (iii) any Contracts or commitments for capital expenditures or the acquisition of fixed assets providing for payments of $5,000 in the aggregate; (iv) any Contracts relating to the rental or use of equipment, other personal property or fixtures involving payment of fixed or contingent annual rentals or sums in excess of $5,000; (v) any Contracts relating in any way to indebtedness for borrowed money or evidenced by a bond, debenture, note or other evidence of indebtedness (whether secured or unsecured) including but not limited to, indebtedness by way of lease or installment purchase arrangement, guarantee, undertaking on which others rely in extending credit, or otherwise, and any conditional sales contracts, chattel and purchase money mortgages and other security arrangements with respect to any equipment, other personal property or fixtures; (vi) any Contracts limiting the freedom of Seller to engage in or to compete in any line of business or with any person or in any area or to use or disclose any information in its possession;
(vii) any license or franchise agreements, either as licensor or licensee or as franchisee or franchisor; (viii) any Contracts or commitments not made in the Ordinary Course of Business; (ix) any joint venture or partnership contracts;
(x) any contracts or agreements for the purchase of any materials or supplies or services in the Ordinary Course of Business and involving more than $5,000 in consideration in each such case; (xi) any contracts or agreements under which Seller has agreed to indemnify any person or entity with respect to, or to share, any Liability of any Person; and (xii) any other Contract or commitment which is material to Seller or that, if terminated, could reasonably be expected to have, with the passage of time or otherwise, a Material Adverse Effect. The contracts and agreements which are required to be identified in SCHEDULE 4.17 are each hereinafter referred to individually as a "SELLER CONTRACT" and collectively as the "SELLER CONTRACTS." Except as set forth on SCHEDULE 4.17:

                  (a) Each of the Seller Contracts is a valid and binding agreement of Seller, and, to the Knowledge of each of the Selling Parties, all other parties thereto (subject to general principles of equity and bankruptcy, insolvency, reorganization or other similar laws);

                  (b) Seller has fulfilled all material obligations required pursuant to each of the Seller Contracts to have been performed by it prior to the date hereof and none of the Selling Parties has reason to believe that Seller will not be able to fulfill, when due, all of its obligations under the Seller Contracts which remain to be performed after the date hereof;

                  (c) There has not occurred a default under any of the Seller Contracts on the part of Seller, or to the Knowledge of each of the Selling Parties, on the part of any other party thereto nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute a default on the part of Seller under any of the Seller Contracts nor, to the Knowledge of each of the Selling Parties, has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any default on the part of any other party to any of the Seller Contracts; and

                  (d) No consent of any party to any of the Seller Contracts is required by the execution, delivery or performance of this Agreement, the Related Agreements or the consummation of the Contemplated Transactions.

         SECTION 4.18 ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE; INVENTORY. Except as set forth in SCHEDULE 4.18 of the Disclosure Schedule:

                  (a) The Receivables on the Balance Sheet and arising after the date thereof (i) arose from the bona fide sale of inventory, assets or services, in each case, in the Ordinary Course of Business, (ii) constitute only valid and undisputed claims, (iii) are not subject to counterclaims or setoffs, and (iv) are collectible in full, net of the applicable reserve for doubtful accounts, in the Ordinary Course of Business without resort to litigation (but in no event more than 90 days from the date they became due).

                  (b) The inventory of Seller reflected on its books and records is in good and marketable condition, first quality material and is saleable in the Ordinary Course of Business, and the quantities of all such inventory are reasonable and warranted in the present circumstances of the business of Seller. Seller's inventory of raw materials, work in process and finished goods reflected on its books and records consists of items of a quality and quantity usable and, with respect to finished goods only, salable at their respective normal profit levels, in each case, in the Ordinary Course of Business. Seller's inventory of finished goods reflected on its books and records is not obsolete or damaged and is merchantable and fit for its particular use. Seller has, and will have as of the Closing Date, on hand or has ordered and expects timely delivery of such quantities of raw materials and has on hand such quantities of work in process and finished goods as are reasonably required timely to fill current orders on hand at its normal level of operations. The values at which such inventory is carried on the Tax Statements and the Interim Financial Statements have been determined in accordance with the normal valuation policy of Seller, consistently applied, and in accordance with fair and accurate business tax accounting. The costs of disposing of any and all obsolete inventory have been reserved for or accrued in the Tax Statements or the Interim Financial Statements. Seller has not changed the method for valuing its inventory since its inception. SCHEDULE 4.18(b) of the Disclosure Schedule lists all inventory, goods and products of Seller that have been billed and are still in the possession of Seller.

         SECTION 4.19 OMITTED.

         SECTION 4.20 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of Seller.

         SECTION 4.21 INSURANCE. SCHEDULE 4.21 of the Disclosure Schedule sets forth a true and correct list of all insurance policies of any nature whatsoever, including self-insurance plans, currently maintained by Seller or maintained by any of the Shareholders and covering any of the Acquired Assets, and the annual or other premiums payable from time to time thereunder. SCHEDULE
4.21 also lists any other insurance policies of any nature whatsoever maintained by Seller over the past five (5) years. All such policies of Seller (i) are issued by insurance companies reasonably believed by each of the Selling Parties to be financially sound and reputable and are in full force and effect; (ii) are sufficient (in form, amount and otherwise) for compliance with all Legal Requirements and of all applicable Contracts; (iii) are valid, outstanding and enforceable policies; and (iv) in the reasonable judgment of each of the Selling Parties provide reasonable insurance coverage for the assets and operations of Seller for all risks normally insured against by persons carrying on the same business as Seller. SCHEDULE 4.21 also contains a description of all contingent liability that Seller may be subject as a result of retrospective insurance premium obligations, and describes the extent of any self-insurance reserves which are actuarially determinable but not accrued as liabilities on the Tax Statements. There are no outstanding claims by Seller under the insurance coverages listed in SCHEDULE 4.21. Seller has not failed to give any notice or present any outstanding claim under any insurance policy in a timely and complete manner. No claims are being handled by an insurer of Seller under a reservation of rights letter. There are no outstanding requirements or recommendations by any insurance company that issued any policy listed in
SCHEDULE 4.21 or by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or assets of Seller. Seller has not received any notice or other communication from any such insurance company within the three years preceding the date hereof canceling or materially amending or materially increasing the annual or other premiums payable under any of said insurance policies, and no such cancellation, amendment or increase of premiums is threatened.

         SECTION 4.22 LITIGATION. Except as set forth in SCHEDULE 4.22 of the Disclosure Schedule, there is no charge, complaint, action, Order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action or, to the Knowledge of each of the Selling Parties, threatened or anticipated against or an investigation pending concerning (collectively, "ACTIONS"): (i) Seller or its assets or operations as currently operated, (ii) any Employee Plan or any trust or other funding instrument, fiduciary or administrator thereof, (iii) the Contemplated Transactions, or (iv) the Acquired Assets. Seller is not in default with respect to any judgment, Order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Seller or the business of Seller. To the knowledge of each of the Selling Parties, there is not a reasonable likelihood of an adverse determination of any pending Actions that would, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 4.23 PRODUCT WARRANTY. Except as set forth on SCHEDULE 4.23(a), Seller has no Liability for replacement of any products or services sold, or delivered by Seller or other damages in connection therewith. No product or services sold, or delivered by Seller is subject to any guaranty, warranty, or other indemnity that differs materially from the applicable standard terms and conditions of sale. SCHEDULE 4.23(b) of the Disclosure Schedule includes copies of Seller's standard terms and conditions of sale (containing all applicable guaranty, warranty, and indemnity provisions).

         SECTION 4.24 PRODUCT LIABILITY. Seller has no Liability (and the Selling Parties have no Knowledge of any Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, or delivered or services provided by Seller.

         SECTION 4.25 EMPLOYEES; LABOR RELATIONS.

                  (a) SCHEDULE 4.25 of the Disclosure Schedule contains a complete and accurate list of the following information for each Employee of Seller related to the Business, including each Employee on leave of absence or layoff status: name; job title; current compensation paid or payable and any change in compensation since December 31, 2000; vacation accrued as of the Balance Sheet Date or later; and service credited as of the Balance Sheet Date or later, for purposes of vesting and eligibility to participate under any of the Employee Plans.

                  (b) To the Knowledge of Seller, no Employee of Seller is a party to, or is otherwise bound by, any Contract or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such Employee and any other Person that in any way adversely affects or will affect
(i) the performance of his duties as an Employee, or (ii) the ability of the Business to conduct its business, including any such Contract or arrangement with Seller by any such Employee. To the Knowledge of Seller, no officer or other Employee of Seller intends to terminate his or her employment with the Business within the next 12 months.

                  (c) Seller is not a party to or bound by any collective bargaining agreement, nor has Seller experienced any strikes, grievances or claims of unfair labor practices within the past three years. To the Knowledge of Seller, Seller has not committed any unfair labor practice within the past three years. Seller has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to Seller's Employees. No Equal Employment Opportunity Commission charges or other claims of employment discrimination have been made against Seller within the past three years. No Wage and Hour Department investigation has been made of Seller within the past three years. In addition to the above, Seller is not now nor has it been, within the past three years, in violation of the Fair Labor Standards Act, the Service Contract Act, the Work Hours Safety Act, or the Occupational Safety and Health Act in any material respect.

                  (d) Seller is in compliance in all material respects with its obligations under the Worker Adjustment and Retraining Notification Act of 1988, as amended, and all other notification and bargaining obligations arising under any collective bargaining agreement or statute.

         SECTION 4.26 EMPLOYEE BENEFITS.

                  (a) SCHEDULE 4.26(a) of the Disclosure Schedule lists and generally describes:

                           (1) each Employee Benefit Plan that is maintained or
contributed to by Seller or the Shareholders for the benefit of Seller's Employees; and each trust fund maintained by Seller or the Shareholders in connection with any of such Employee Benefit Plans; and

                           (2) all other plans providing compensation (other
than salaries or wages), benefits or perquisites to any class of Employees of Seller, including without limitation any incentive, bonus, stock option, restricted stock, vacation pay, sick pay and severance plans ("COMPENSATION PLANS"); and any "cafeteria plan" ("125 PLAN") governed by Section 125 of the Code. The Employee Benefit Plans, the Compensation Plans and any 125 Plan may be collectively referred to as the "EMPLOYEE PLANS."

                  (b) The Selling Parties have furnished to Buyer a true, correct and complete copy of each of the Employee Benefit Plans and any related trust agreements or other funding vehicles; true, correct and complete copies of the Compensation Plans and 125 Plan (or summaries of any unwritten Compensation Plans or 125 Plan) and true, correct and complete copies of any employment policy manuals distributed to any class of Employees of Seller. With respect to each of the Employee Benefit Plans and any 125 Plan, the Selling Parties have also furnished to Buyer the most recent summary plan description and the last three most recently filed annual reports required to be made on Form 5500. As to each of the Employee Benefit Plans that is funded, Seller has delivered or made available to Buyer a true, correct and complete copy of the most recent annual financial report (including any auditor's report) with respect to such plan, and any subsequent interim report. Each such financial report and interim report is an accurate description of the financial status of the subject Employee benefit plan, and to the knowledge of each of the Selling Parties, there have been no adverse changes in the financial status of any such funded Employee Benefit Plans since the date of the most recent report provided with respect thereto.

                  (c) SCHEDULE 4.26(c) of the Disclosure Schedule specifically identifies each of the Employee Benefit Plans that is represented to be a qualified plan under Code Section 401(a) (a "QUALIFIED PLAN"). With respect to each Qualified Plan, the following are true: (a) the plan, in form and operation, currently satisfies, and for all years subsequent to the establishment of such plan, has satisfied, the qualification requirements of
Section 401(a) of the Code; and (b) the Internal Revenue Service (the "IRS") has issued a favorable letter of determination with respect to the plan (including without limitation the provisions of the Tax Reform Act of 1986 and related regulations), and all amendments required by the Code as a condition of retention of such qualified status as of the date hereof have been adopted within time limits required to maintain such status or such time limits have not expired. Each of the Qualified Plans is and has been operating in compliance with all amendments required by the Tax Reform Act of 1986 and subsequent legislation and regulations. Seller has furnished to Buyer a true, correct and complete copy of the most recent letter of determination issued with respect to each such Qualified Plan.

                  (d) Seller does not maintain or contribute to any Qualified Plan that is subject to Title IV of ERISA, nor has Seller terminated or withdrawn from participation in any such plan. Except as set forth in SCHEDULE 4.26(d)of the Disclosure Schedule, none of the Qualified Plans is a Multiemployer Plan, as defined in ERISA Section 4001(a)(3). All contributions payable by Seller to any of the Employee Benefit Plans for any plan year ending prior to the date hereof have been paid in full on a timely basis and no accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA) has been incurred with respect to any Qualified Plan subject to Code Section 412. Except as set forth in SCHEDULE 4.26(d), (i) Seller has not maintained, contributed to or been required to contribute to a Multiemployer Plan, (ii) no amount is due by Seller to any Multiemployer Plan on account of any withdrawal therefrom, (iii) no withdrawal events triggering liability have occurred with respect to any Multiemployer Plan (and no material risk of such event exists),
(iv) no contingent liability exists with respect to any Multiemployer Plan in respect of an asset sale by Seller or any ERISA Affiliate made in the prior five
(5) years, and (v) SCHEDULE 4.26(d), lists and described the current liability of Seller under each Multiemployer Plan if a withdrawal liability occurred on the date of this Agreement.

                  (e) Seller has not engaged in, nor entered into any arrangement pursuant to which Seller is contractually bound to enter into, any transaction which could result in imposition upon Seller, Buyer or Buyer's subsidiaries, of any excise tax under Sections 4971 through 4980B, inclusive, and Section 5000 of the Code or civil liability under Section 502(i) or 502(l) of ERISA or otherwise incurred a liability for any excise tax with respect to any of the Employee Plans, other than excise taxes that have heretofore been paid or have been accrued, and, in either case are fully reflected in the Balance Sheet.

                  (f) Seller has (a) filed or caused to be filed on a timely basis each and every return, report, statement, notice, declaration and other document required to be filed with any governmental agency, federal, state and local (including, without limitation, the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation and the SEC) with respect to each of the Employee Plans; and Seller has maintained on its premises (or have caused to be maintained by a service provider) all records with respect to such plans as are required for their proper administration and proper continued reporting and disclosure; (b) timely complied with all applicable participant disclosure requirements of ERISA; and (c) maintained in full force and effect any bond required under ERISA in connection with the Employee Benefit Plans.

                  (g) Seller is not and has never been a member of a controlled group of corporations, an unincorporated trade or business under common control, or a member of an affiliated service group (as such terms are defined in Sections 414(b), 414(c) and 414(m) of the Code), that includes any entity other than Seller.

                  (h) Except as set forth on SCHEDULE 4.26(h) hereto, Seller has not utilized to any material extent, the services of "leased employees" (as defined in Section 414(n) of the Code) within the four (4) year period ending on the Closing Date, nor are there any persons now working for Seller who are anticipated to become such leased employees with the passage of time, except to the extent such status would not have a Material Adverse Effect on any of the Employee Plans.

                  (i) Except as described in SCHEDULE 4.26(i) of the Disclosure Schedule, Seller does not maintain any group life insurance or health benefit coverage for former Employees or directors of Seller, other than group life insurance or health benefit coverage mandated by applicable law. Seller has timely complied with all of its "COBRA" obligations under ERISA
Section 602, Code Section 4980B and applicable state insurance laws, with respect to group life insurance or health benefit continuation coverage to be provided by those of its Employee Plans that provide such benefits.

                  (j) With respect to the Employee Plans, there are no claims, actions, suits or proceedings pending or, to the knowledge of each of the Selling Parties, threatened against Seller or any other fiduciaries thereof, respecting their duties or obligations to any such plan, its assets, any trust thereunder or any participant or beneficiary thereof, except claims made in the ordinary course for benefits or compensation provided by such plans.

                  (k) Neither Seller, nor any of its directors, partners, officers, Employees or other "fiduciaries," as that term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Employee Benefit Plans, that would subject Seller, Buyer, Buyer's subsidiaries or any of their respective directors, officers or Employees to any liability under ERISA or any other applicable law and that is reasonably expected to have a Material Adverse Effect.

         SECTION 4.27 ENVIRONMENTAL LAWS; HAZARDOUS MATERIALS.

                  (a) Seller is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law.

                  (b) Seller has no Knowledge of any Basis for (and Seller has not received) any Order, notice, citation, directive, inquiry, notice, summons, warning or other communication from any Governmental Body, any private citizen acting in the public interest, or any current or prior owner or operator of any of the Leased Real Property regarding (i) any alleged, actual or potential violation or failure by Seller to comply with any Environmental Law, or (ii) any alleged, actual or potential obligation of Seller to undertake or bear the cost of any Liabilities under any Environmental Law with respect to any of the Leased Real Property or any other properties or assets (whether real, personal, or mixed) in which Seller has had an interest at any time.

                  (c) There are no pending or, to the Knowledge of Seller, threatened claims, investigations, proceedings, encumbrances or other restrictions of any nature, resulting from any Liability arising under or pursuant to any Environmental Law, with respect to or affecting Seller or Seller's use of any of the Leased Real Property.

                  (d) Except for cleaning, pest control, weed control, office and maintenance supplies used, generated and stored in strict compliance with the applicable Environmental Laws and ordinary and necessary quantities of Hazardous Materials contained in or de minimis quantities discharged from the ordinary operation of motor vehicles on the Leased Real Property: (i) there have been no Releases of Hazardous Materials in, on, under, at or migrating to or from the Leased Real Property in quantities requiring investigation, remediation or notification to Governmental Bodies under applicable Environmental Laws or regulations promulgated thereunder; (ii) there has been no Release or threat of Release of any such Hazardous Materials in quantities requiring investigation, remediation or notification to Governmental Bodies under applicable Environmental Laws or regulations promulgated thereunder; (iii) none of the Leased Real Property is subject to enforcement action by any Governmental Body as a result of the presence or former presence of leaked or spilled petroleum products, aboveground or underground storage tanks, or an accumulation of rubbish, debris or other solid waste in violation of applicable Environmental Laws, no environmental condition exists on any of the Leased Real Property that either (A) requires the owner of such Leased Real Property to report such condition to any Governmental Body or (B) requires the owner of such Leased Real Property to make a notation of such condition in any public records or conveyancing instrument upon the conveyance of any of such Leased Real Property. Seller has not generated any Hazardous Materials that have been disposed of, whether lawfully or unlawfully, in any offsite facility (as defined in ss. 101(9) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601(9)) that could subject Buyer to Liability under any Environmental Law.

                  (e) Seller has not engaged and the Selling Parties are not aware of any Hazardous Activities.

         SECTION 4.28 CERTAIN BUSINESS RELATIONSHIPS WITH SELLER. None of the Shareholders or Seller's Affiliates have been involved in any material business arrangement or relationship with Seller within the past 12 months other than as an employee. No Shareholder, Affiliate, officer, director, leased employee, Employee, agent, consultant, or representative of Seller owns any asset, tangible or intangible, that is used in the Business.

         SECTION 4.29 SUPPLIERS. To the Knowledge of each of the Selling Parties, there has been no adverse change in the business relationship with any supplier material to the Business and no threat or indication that any such change is reasonably foreseeable which is reasonably likely to have a Material Adverse Effect.

         SECTION 4.30 PREDECESSOR ENTITIES. No facts or circumstances exist whereby Seller or Buyer has or will incur any Liability, costs or damages, or which could result in a Material Adverse Effect, related to, connected with or resulting from any (i) entity that is a direct or indirect predecessor to Seller, or (ii) an entity that is currently owned or was previously owned, directly or indirectly, by any of the Shareholders, or their predecessors.

         SECTION 4.31 ALL OF THE ASSETS. The Acquired Assets constitute all of the assets, properties and rights of Seller of every kind, nature and description associated or connected with the Business, and include (i) all of the assets, properties and rights that are necessary to conduct or are used or held for use by Seller or any of its Affiliates in the operation of the Business and (ii) all of the assets shown or otherwise consumed in the Business or reflected on the Balance Sheet, except for Inventories, Receivables, and other assets that have been sold, converted to cash, or otherwise consumed or disposed of by Seller since the Balance Sheet Date in the Ordinary Course of Business. All of the Acquired Assets are comprised within and owned by Seller. Following the consummation of the Contemplated Transactions, Buyer will own all of the Acquired Assets and rights necessary to conduct the Business in the same manner as conducted during the periods covered by the Tax Statements and the Interim Financial Statements and no Person other than Buyer, directly or indirectly, will own or have any interest in any real or personal property, tangible or intangible, used in or useful for the Business.

         SECTION 4.32 THIRD PARTY CONFIDENTIAL INFORMATION. The prohibition against disclosing or using third party information in Seller's possession subject to non-disclosure or confidentiality agreements between Seller and Valmont Industries, Inc. and Omni Star will not have a Material Adverse Effect on Buyer's ability to operate the Business following the Closing.

         SECTION 4.33 DISCLOSURE. No representations or warranties by any of the Selling Parties, whether made on behalf of the Shareholders or the Seller, in this Agreement, the Related Agreements, any document, exhibit, statement, certificate or schedule furnished or to be furnished to Buyer pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. There is no material fact that has not been disclosed in writing to Buyer which has a Material Adverse Effect or could reasonably be anticipated to have a Material Adverse Effect.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As an inducement to Seller to enter into this Agreement and to consummate the Contemplated Transactions, Buyer represents and warrants to Seller that the statements contained in this ARTICLE V are correct and complete as of the date of this Agreement.

         SECTION 5.1 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         SECTION 5.2 AUTHORIZATION OF TRANSACTION. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the consummation of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes, and the Related Agreements when executed and delivered will constitute, valid and legally binding obligations of Buyer, enforceable in accordance with their terms and conditions.

         SECTION 5.3 NO CONFLICT. Neither the execution and the delivery of this Agreement, nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or result in a violation of (A) any provision of the Articles of Incorporation or Bylaws of Buyer or (B) any resolution adopted by the board of directors or the stockholders of Buyer; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer is subject; or (iii) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract or other arrangement to which Buyer is a party or by which Buyer is bound, except for, as to any of the matters covered by clauses (ii) or (iii) above, such conflicts, violations or breaches which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 5.4 BROKERS' FEES. Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Contemplated Transactions for which Seller could become liable or obligated.

         SECTION 5.5 CERTAIN PROCEEDINGS. No litigation or proceeding is pending or, to the Knowledge of Buyer, threatened against or related to Buyer, that challenges or could reasonably be expected to have the effect of delaying, making illegal, or otherwise preventing or hindering any of the Contemplated Transactions.

         SECTION 5.6 DISCLOSURE. Since January 1, 2001, Buyer has filed with the Securities and Exchange Commission (the "SEC") all reports and other filings required to be filed by Buyer in accordance with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (the "BUYER SEC Reports"). As of their respective dates, except to the extent that information contained in any Buyer SEC Report has been revised or superseded by a later Buyer SEC Report filed and publicly available prior to the date of this Agreement, none of Buyer SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI
                              PRE-CLOSING COVENANTS

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

         SECTION 6.1 GENERAL. Each of the Parties will use its Best Efforts to take all action and to do all things necessary, in order to consummate and make effective the Contemplated Transactions, and to bring about the satisfaction of the Closing conditions set forth in ARTICLES IX and X below.

         SECTION 6.2 NOTICES AND CONSENTS. Seller will give any notices to other Persons and use its Best Efforts to obtain any consents of other Persons that Buyer reasonably requests in connection with the consents listed in SCHEDULE
4.16 of the Disclosure Schedule. Each of the Parties will give any notices to, make any filings with, and use its Best Efforts to obtain any authorizations, consents, and approvals of Governmental Bodies in connection with the matters referred to in SCHEDULE 4.11 of the Disclosure Schedule and SECTION 4.11 above.

         SECTION 6.3 OPERATION OF BUSINESS. The Shareholders agree to cause Seller and Seller agrees to observe each term set forth in this SECTION 6.3 and agree that, from the date hereof until the Closing Date, unless otherwise consented to in advance by Buyer in writing:

                  (a) The Business shall be conducted only in, and neither Shareholders, nor Seller shall take any action except in, the Ordinary Course of Business, on an arm's-length basis and in accordance with all Legal Requirements;

                  (b) Seller shall not, directly or indirectly, do or permit to occur any of the following: (i) issue or sell any additional interest in, or any options, warrants, conversion privileges or rights of any kind to acquire any interest in, Seller, (ii) sell, pledge, dispose of or encumber any of its assets, except in the Ordinary Course of Business; (iii) amend or propose to amend its articles of incorporation or by-laws; (iv) split, combine or reclassify any outstanding interest of Seller; (v) redeem, purchase or acquire or offer to acquire any equitable interest of Seller; (vi) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (vii) incur any indebtedness for borrowed money (except for advances taken in the Ordinary Course of Business under Seller's existing ordinary line of credit for working capital) or issue any debt securities; (viii) except in the case of a bona fide dispute, permit any accounts payable owed to trade creditors to remain outstanding more than 60 days; (ix) enter into any capital commitment or operating lease having an aggregate or annual commitment in excess of $5,000 per transaction; (x) bill or record as sold any inventory prior to its actual shipment and delivery to the customer; or (xi) sell or otherwise dispose of or remove equipment or other personal property (excluding inventory sold in the Ordinary Course of Business) owned by or in the possession of Seller, whether or not recorded in the Tax Statements or the Interim Financial Statements.

                  (c) Seller shall not, directly or indirectly, (i) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any salary increases to, any officers or directors or consultants; (ii) in the case of Employees, officers or consultants who earn in excess of $25,000 per year, take any action with respect to the grant of any salary increases or any increase of benefits payable in effect on the date hereof; or (iii) increase, or make a commitment to increase, the compensation payable or to become payable to any Employee or agent of Seller;

                  (d) Except as may be approved in writing in advance by Buyer, which approval shall not be unreasonably withheld, Seller shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other Employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any Employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director, officer or partner;

                  (e) Seller shall not cancel or terminate its current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

                  (f) Each of the Selling Parties shall (i) use his, her or its best efforts to preserve intact Seller's business organization and goodwill, keep available the services of Seller's officers and Employees and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with Seller; (ii) confer on a regular and frequent basis with representatives of Buyer to report operational matters and the general status of ongoing operations; (iii) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at the Closing; and (iv) notify Buyer of any emergency or other change in the normal course of Seller's business or in the operation of Seller's properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of Seller or to Seller's or Shareholders' or Buyer's ability to consummate the Contemplated Transactions; and

                  (g) The Shareholders shall cause Seller to and Seller shall
(i) file any Tax Returns, elections or information statements with respect to any Liabilities for Taxes of Seller or other matters relating to Taxes of Seller which pursuant to applicable law must be filed prior to the Closing Date; (ii) promptly pay all Taxes, assessments and governmental charges levied or assessed upon any of them or any of its properties when due (unless contesting such in good faith and adequate provision has been made therefor); (iii) promptly upon filing provide copies of any such Tax Returns, elections or information statements to Buyer; (iv) make any such Tax elections or other discretionary positions with respect to Taxes taken by or affecting Seller only upon prior consultation with and consent of Buyer; and (v) not amend any Tax Return.

                  (h) The Shareholders shall not, directly or indirectly, sell, offer to sell, assign, pledge, hypothecate, dispose of or otherwise transfer any of their respective shares of Starlink, Incorporated capital stock.

         SECTION 6.4 PRESERVATION OF BUSINESS. Each of the Selling Parties will use its Best Efforts to keep the Business and the Acquired Assets substantially intact, as well as its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and Employees, except for changes in the Ordinary Course of Business and proposed changes expressly set forth in the Disclosure Schedule.

         SECTION 6.5 FULL ACCESS. Seller will permit representatives of Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller, to all premises, properties, personnel, books, records (including Tax records), Contracts, and documents of or pertaining to Seller, the Acquired Assets, the Assumed Liabilities, or the Business; provided, however, that Buyer shall not be entitled to review confidential third-party information that Seller's possesses subject to a non-disclosure agreement. Seller will confer with Buyer regarding operational changes of a material nature and will report periodically to Buyer concerning the status, interim performance, and other material aspects of the Business.

         SECTION 6.6 NOTICE OF DEVELOPMENTS. If any representation, warranty or statement of any of the Selling Parties in this Agreement, the Related Agreements, the Disclosure Schedule or any other statement or instrument of the Selling Parties contemplated to be delivered in respect of such representations, warranties or statements shall be incorrect, the Selling Parties shall deliver to Buyer a supplement in order that said representation, warranty, Schedule or statement or instrument, as so supplemented, shall be true and correct to the extent provided in this Agreement unless otherwise stated therein. It is understood that the only effect of such supplements is to avoid a breach of the certificate to be delivered to Buyer by the Selling Parties pursuant to Section 9.5. It is further understood and agreed that the delivery of such supplement to Buyer shall not in any manner constitute a waiver by Buyer of any of its rights under this Agreement, including but not limited to Buyer's right to terminate this Agreement for breach or require an adjustment to the Purchase Price.

         SECTION 6.7 NOTICE OF BUYER ANNOUNCEMENTS. Buyer covenants to keep the Selling Parties apprised of developments in Buyer's business and shall provide to the Selling Parties copies of all press releases or any other material public disclosures issued by Buyer prior to Closing, but in no event shall Buyer be obligated to provide the Selling Parties with any material, non-public information concerning Buyer or its business operations.

         SECTION 6.8 EXCLUSIVITY. From the date hereof and until the Closing Date, each of the Selling Parties agrees, that neither they nor any of their Affiliates shall, and each of them shall cause their Employees, agents and representatives (including, without limitation, any investment banking, legal or accounting firm retained by any of the foregoing or any of their subsidiaries and any individual member or employee of the foregoing) not to (a) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its owners) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or a portion of the assets or any equity securities of, or interest in, Seller (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL"), or (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or
(c) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal. In the event that any of the Selling Parties mentioned herein receives an Acquisition Proposal, the Seller or Shareholder, as applicable, shall immediately (but not more than twenty-four (24) hours following receipt or knowledge of the Acquisition Proposal) notify Buyer of the existence of such Acquisition Proposal.

         SECTION 6.9 INTERIM FINANCIAL STATEMENTS. Prior to the Closing Date, the Shareholders will cause Seller to and Seller shall maintain its books and records consistent with the Tax Statements and the Interim Financial Statements and in the usual, regular and ordinary manner and promptly advise Buyer in writing of any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Seller. Within twenty
(20) days after the end of each calendar month until the Closing Date, Shareholders will cause Seller to and Seller shall deliver to Buyer unaudited summaries of earnings and unaudited balance sheets of Seller for the period from January 1, 2001 through the end of such calendar month consistent with the accounting used in the Tax Statements, and the Interim Financial Statements, accompanied by a certificate signed by the Chief Financial Officer of Seller. The aforementioned certificate shall state that such unaudited financial statements comply with the representation and warranty regarding Interim Financial Statements contained in SECTION 4.8.

         SECTION 6.10 CONDITIONS. Each of the Selling Parties shall take all commercially reasonable actions necessary or desirable to cause the conditions set forth in ARTICLE IX to be satisfied and Buyer shall take all commercially reasonable actions necessary or desirable to cause the conditions set forth in
ARTICLE X to be satisfied.

                                   ARTICLE VII
                                     OMITTED

                  This Article has been intentionally omitted.

                                  ARTICLE VIII
                             POST-CLOSING COVENANTS

         The Parties agree as follows with respect to the period following the
Closing:

         SECTION 8.1 GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or any of the Related Agreements, each of the Selling Parties will take such further action (including the execution and delivery of such further instruments and documents) as Buyer reasonably may request, at the sole cost and expense of the Buyer (unless the Buyer is entitled to indemnification therefor under ARTICLE XI below). Seller acknowledges and agrees that from and after the Closing, Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Business (however excluding the records of Seller specifically excluded from the definition of Acquired Assets by SECTION 1.1(a) hereof).

         SECTION 8.2 TRANSITION. Selling Parties agree that they will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Seller from maintaining the same business relationships with Buyer after the Closing as it maintained with Seller prior to the Closing. Selling Parties will refer all customer inquiries relating to the Business to Buyer from and after the Closing and otherwise use its Best Efforts, at Buyer's expense, to assist Buyer in preserving the value of the Business.

         SECTION 8.3 COVENANT NOT TO ENGAGE IN BUSINESS.

                  (a) Noncompetition. Selling Parties acknowledge and agree that the business of Seller and Buyer is conducted (through distributorships and customer relationships) throughout North America (the "TERRITORY") and that Seller's reputation and goodwill are an integral part of its business success throughout the Territory, which is being purchased pursuant to this Agreement. If the Selling Parties deprive Buyer of any of Seller's goodwill or in any manner utilizes Seller's' reputation and goodwill in competition with Buyer, Buyer will be deprived of the benefits it has bargained for pursuant to this Agreement. In furtherance thereof, none of the Selling Parties will, without the prior written consent of Buyer (which Buyer may withhold with or without reason) for the period commencing on the Closing Date and ending five (5) years from such date (the "NONCOMPETE PERIOD"), engage or be interested, directly or indirectly, whether alone or together with or on behalf of or through any other Person, firm, association, trust, venture or corporation whether as partner, stockholder, agent, officer, director, employee, technical adviser, lender, trustee, beneficiary, or otherwise, in any phase of the "RESTRICTED BUSINESS" as hereinafter defined in the Territory.

                  (b) Nonsolicitation. During the Noncompete Period, none of the Selling Parties, individually or on behalf of or through any other person or entity, will employ, solicit, raid, entice, induce or contact, or attempt to employee, solicit, raid, entice, induce or contact, or otherwise engage, or offer to otherwise engage, any person or entity who has been an employee, consultant, independent contractor, sales representative or agent of Seller, or Buyer or its Affiliates at any time within the two year period prior to the date hereof or during the term of the Noncompete Period (the "NONSOLICITATION TIME PERIOD"), nor during the Noncompete Period will any of the Selling Parties, individually or on behalf of or through any other person or entity, solicit, raid, entice, induce or contact, or attempt to solicit, raid, entice, induce or contact, any Restricted Business (as defined herein) from any person or entity that has been or is a customer, client, supplier or potential customer or client of Seller, its Affiliates or Buyer at any time during the Nonsolicitation Time Period; provided, however, this paragraph shall not apply to persons who were employees of Seller but who do not become employees of Buyer following the Closing and persons who have not been employed or engaged by Seller or Buyer for more than one year.

                  (c) Restricted Business. The term "RESTRICTED BUSINESS" means the Business as presently conducted, any business utilizing GPS technology, and any business any part of which competes with, directly or indirectly, the Business.

                  (d) Engage or Be Interested, Directly or Indirectly. The term "ENGAGE OR BE INTERESTED, DIRECTLY OR INDIRECTLY" as used herein, includes, but shall not be limited to, giving advice or technical or financial assistance, by loan, guarantees, stock transactions or in any other manner to any person, firm, association, trust, venture or corporation doing or proposing to undertake such Restricted Business in the Territory. Provided, however, that the Selling Parties, collectively, shall be permitted to own equity interests of not more than three percent (3%) of the outstanding stock of any company whose shares are traded on a national securities exchange.

                  (e) Injunctive Relief. In the event that any portion of this
SECTION 8.3 is considered by a court of competent jurisdiction to be excessive in its duration, scope or in the area to which it applies, it shall be considered modified and valid for such scope, duration and for such area as said court may determine reasonable under the circumstances. In recognition of the irreparable harm that a violation of said covenant would cause to Buyer, each of the Selling Parties agree that Buyer shall have the right to enforce this agreement by specific remedies, which shall include, among other things, temporary restraining orders and temporary and permanent injunctions. In the event of any such violation, each of the Selling Parties agree to be liable for, jointly and severally, and pay the reasonable attorneys' fees incurred by Buyer in pursuing any of its rights with respect to such violation or violations in addition to the actual damages sustained by Buyer as a result thereof.

                  (f) Extension for Breach. The duration of the Noncompete Period and the Nonsolicitation Time Period shall be extended beyond the time period set forth herein for a period equal to the duration of any breach or default of either such covenant by any of the Selling Parties.

                  (g) Confidential Information. Each of the Selling Parties acknowledges that he, she or it has, will or may have access to and become informed of Confidential Information which is a competitive asset of Seller, Buyer or its Affiliates. As used herein, "CONFIDENTIAL INFORMATION" shall mean information that is proprietary to Seller, Buyer or its Affiliates or the Restricted Business or proprietary to others and entrusted to Seller, Buyer or its Affiliates, whether or not trade secrets, and such information as acquired from the Seller hereunder. Confidential Information includes, but is not limited to, information relating to business plans and to business as conducted or anticipated to be conducted by Seller, Buyer and its Affiliates and to their past, current or anticipated businesses (including without limitation information relating to the Restricted Business). Confidential Information also includes, without limitation, customer lists and information concerning purchasing, accounting, marketing, selling, products and services of Seller, Buyer, and its Affiliates and shall further include the same aforementioned Confidential Information with respect to the Acquired Assets purchased by Buyer pursuant to the Agreement. Confidential Information shall not include any information that (i) is known to receiving party prior to receipt from disclosing party, (ii) is or becomes available to the public without a breach of this Agreement or rights of the disclosing party, (iii) is lawfully obtained from a third party without breach of this Agreement or any other agreement; or
(iv) is required by law to be disclosed in response to a valid order of a court or a government agency, if the disclosing party receives prompt notice of such order and the receiving party reasonably cooperates with attempts to obtain a protective order. Each of the Selling Parties agrees that he, she or it will keep all Confidential Information in strict confidence and to never directly or indirectly make known, divulge, reveal, furnish, make available, or use any Confidential Information, except that the Shareholders shall be allowed to disclose Confidential Information in connection with carrying out their duties as employees of Buyer.

                  (h) Public Statements. During the Noncompete Period, the Selling Parties shall not make any statement or other communication that impugns or attacks the reputation or character of the other Parties or Seller, its Affiliates or their respective affiliates or directors, officers or employees, or damages the goodwill of any other Party or their respective Affiliates, take any action that would interfere with any contractual or customer relationships of any other Party or their respective affiliates, including but not limited to any action that would result in a diminution of business, or otherwise take any action that is detrimental to the best interests of any other Party or its affiliates, excluding legal action by a Party under this Agreement and/or any agreement contemplated herein or hereby and excluding any required truthful statements made to Governmental Bodies or in connection with litigation.

         SECTION 8.4 CHANGE OF NAME. Immediately following the Closing, Seller will at its own expense prepare and file appropriate documents to change its name from "Starlink, Incorporated" and Starlink Special Assets, Inc. to dissimilar names which are not confusingly similar and do not contain the words "star" or "link" (and prepare and file such other documents as may be necessary for filing in jurisdictions in which Seller has qualified to transact business as a foreign corporation) to facilitate the adoption of such names and all names derived therefrom by Buyer. Seller shall transfer (or cancel at Buyer's request) any and all assumed names containing the word "star" or "link" to Buyer.

         SECTION 8.5 ACCESS TO RECORDS OF BUSINESS. Following the Closing, Buyer shall provide the Selling Parties with access to the records of the Business reasonably necessary to prepare Tax Returns, respond to claims concerning the Business or for other legitimate business purposes. Following the Closing, the Selling Parties shall provide the Buyer with access to the records of the Business reasonably necessary to prepare Tax Returns, respond to claims concerning the Business or for other legitimate business purposes.

                                   ARTICLE IX
                         CONDITIONS PRECEDENT TO BUYER'S
                               OBLIGATION TO CLOSE

         The obligations of Buyer to consummate the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions in this ARTICLE IX.

         SECTION 9.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties set forth in ARTICLE IV above (i) shall have been true and correct when made, and (ii) shall be true and correct at and as of the Closing Date, as if made on and as of the Closing Date (except for representations and warranties expressly referring to a specific date), taking into account changes in the Ordinary Course of Business as contemplated by this Agreement.

         SECTION 9.2 COVENANTS. Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing and the Shareholders shall have performed and complied with all of their covenants hereunder in all material respects through the Closing.

         SECTION 9.3 CONSENTS. Seller shall have procured all of the consents of other Persons required by SECTION 6.2 and 4.16 above.

         SECTION 9.4 LITIGATION. No legal action or proceeding shall have been instituted or threatened by, any entity or person seeking to (i) restrain, prohibit, invalidate, or otherwise affect the consummation of the Contemplated Transactions; or (ii) impose any material limitation upon the ability of Buyer to own, hold or vote the interest or operate, manage or conduct the Business or the business of Buyer.


         SECTION 9.5 CLOSING CERTIFICATE. Seller and Shareholders shall have each delivered to Buyer a certificate, dated as of the Closing Date certifying that: (i) the representations and warranties of Seller and Shareholder in this Agreement are true and complete at and as of the Closing Date (except for representations and warranties that by their terms are made as of a specified date and except for changes that are contemplated by this Agreement or occur in the ordinary course of business which do not singly or in the aggregate have a Material Adverse Effect) and (ii) Selling Parties have performed all their obligations and have complied in all material respects with all of its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date.

         SECTION 9.6 NO ADVERSE CHANGE. There shall not have occurred between the date hereof and the Closing Date any material adverse changes in the consolidated results of operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise) or Business of Seller or the Acquired Assets.

         SECTION 9.7 OPINION. Buyer shall have received from counsel to Seller an opinion in a form of EXHIBIT F and otherwise satisfactory to Buyer.

         SECTION 9.8 FORM AND SUBSTANCE. All actions to be taken by Seller or the Shareholders in connection with consummation of the Contemplated Transactions and all certificates, opinions, instruments, and other documents required to effect the Contemplated Transactions shall be reasonably satisfactory in form and substance to Buyer.

         SECTION 9.9 CONSENTS. The Selling Parties shall have obtained or, to the satisfaction of Buyer obviated the need to obtain, all consents, approvals or waivers from Governmental Bodies or agencies, regulatory authorities and third parties necessary for the execution, delivery and performance of this Agreement, the Related Agreements and the transactions contemplated hereby, including without limitation, those consents of Persons required by SECTIONS
4.16 and 6.2. Buyer shall have obtained all consents, approvals or waivers from Governmental Bodies or agencies, regulatory authorities and third parties necessary for the execution, delivery and performance of this Agreement, the Related Agreements and the transactions contemplated hereby.

         SECTION 9.10 LOSS. There shall have been no damage, destruction or loss of or to any of the Acquired Assets, whether or not covered by insurance, which, in the aggregate, has, or would be reasonably likely to have, a Material Adverse Effect.

         SECTION 9.11 SEARCHES. Buyer shall have received, as of a date no more than five (5) days prior to the Closing Date, Uniform Commercial Code Searches against Seller from the Secretaries of State of Texas and from such other states, countries and/or counties as Buyer shall reasonably request, together with tax lien and judgment lien searches, in each case certified by a reporting service reasonably satisfactory to Buyer, and disclosing no Security Interests against the Acquired Assets.

         SECTION 9.12 CORPORATE AUTHORITY. Seller shall have delivered to Buyer a certificate, dated as of the Closing Date, executed by the Secretary of Seller certifying (i) as to the Articles of Incorporation of Seller, (ii) as to the Bylaws of Seller, (iii) that the resolutions, as attached to such certificate, were duly adopted by the Board of Directors and all Shareholders of the Seller, authorizing and approving the consummation of the Contemplated Transactions and that such resolutions remain in full force and effect and (iv) as to the incumbency of the officers of Seller duly authorized to execute and deliver this Agreement and the Related Agreements.

         SECTION 9.13 EMPLOYEES. If offered employment by Buyer on substantially the same terms and conditions as their present employment by Seller, each of the Employees listed in SCHEDULE 2.7(A) of the Disclosure Schedule hereto shall have accepted such offers of employment and executed non-compete agreements to the satisfaction of Buyer. Further, Seller will have fully satisfied, as of the Closing Date, every Liability relating to any Employee, agent, consultant or representative of Seller, including but not limited to vacation time or pay, sick time or pay, or any other benefit accrued or owed to such Employees, agents, consultants or representatives of Seller.

         SECTION 9.14 SCHEDULES. On the Closing Date, the Selling Parties shall update the schedules of the Disclosure Schedule which require updating or completion to make such disclosure schedules true and accurate and Buyer shall be satisfied with the content of such updated and completed disclosure schedules in its sole discretion.

         SECTION 9.15 SOLVENCY. Buyer shall have determined using reasonable judgment that Seller, following consummation of the Contemplated Transaction, shall be solvent and able to pay its debts in the ordinary course of business.

         SECTION 9.16 OTHER AGREEMENTS. The relevant Parties shall have entered into the Related Agreements and the same shall be in full force and effect and the Selling Parties shall have executed such other agreements and certificates reasonably requested by Buyer.

         SECTION 9.17 GOOD STANDING. Seller shall deliver to Buyer a certificate as to the good standing of Seller, issued by the Secretary of State of the State of Texas, dated no more than ten (10) days prior to the Closing.

         SECTION 9.18 LICENSE AGREEMENT. Seller shall have executed the WA License and covenant not to sue relating thereto, which are fully assignable to Buyer, in the form and substance of EXHIBIT I attached hereto.

         SECTION 9.19 ASSET TRANSFER. All of the Acquired Assets shall have been transferred from Starlink, Incorporated to Starlink Special Assets, Inc. to the reasonable satisfaction of Buyer.

         Buyer may waive any condition specified in this ARTICLE IX for the purpose of consummating the Closing only if it executes a writing so stating at or prior to the Closing.

                                    ARTICLE X
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

         The obligation of Seller to consummate the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions.

         SECTION 10.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties set forth in ARTICLE V above (i) shall have been true and correct when made, and (ii) shall be true and correct at and as of the Closing Date as if made on and as of the Closing Date (except for representations and warranties expressly referring to a specific date), taking into account changes in the Ordinary Course of Business as contemplated by this Agreement.

         SECTION 10.2 COVENANTS. Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

         SECTION 10.3 LITIGATION. No action, suit, or proceeding shall be pending or threatened before any Governmental Body or before any arbitrator wherein an unfavorable Order would (i) prevent consummation of any of the Contemplated Transactions or (ii) cause any of the Contemplated Transactions to be rescinded following consummation (and no such Order shall be in effect).

         SECTION 10.4 CLOSING CERTIFICATE. Buyer shall have delivered to Seller a certificate, dated as of the Closing Date, certifying that: (i) the representations and warranties of Buyer in this Agreement are true and complete at and as of the Closing Date (except for representations and warranties that by their terms are made as of a specified date and except for changes that are contemplated by this Agreement or occur in the ordinary course of business which do not singly or in the aggregate have a Material Adverse Effect) and (ii) Buyer has



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

performed all its obligations and has complied in all material respects with all of its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date.

         SECTION 10.5 NO ADVERSE CHANGE. There shall not have occurred between the date hereof and the Closing Date any material adverse changes in the consolidated results of operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise) or business of Buyer.

         SECTION 10.6 OPINION. The Selling Parties shall have received from counsel to Buyer an opinion in a form of EXHIBIT J and otherwise satisfactory to Seller.

         SECTION 10.7 FORM AND SUBSTANCE. All actions to be taken by Buyer in connection with the consummation of the Contemplated Transactions and all certificates, opinions, instruments, and other documents required to effect the Contemplated Transactions shall be reasonably satisfactory in form and substance to Seller.

         SECTION 10.8 CONSENTS. Seller shall have procured all of the consents of other Persons required by SECTION 6.2 and 4.16 above. The Selling Parties shall have obtained or, to the satisfaction of Buyer obviated the need to obtain, all consents, approvals or waivers from Governmental Bodies or agencies, regulatory authorities and third parties necessary for the execution, delivery and performance of this Agreement, the Related Agreements and the transactions contemplated hereby, including without limitation, those consents of Persons required by SECTIONS 4.16 and 6.2. Buyer shall have obtained or, to the satisfaction of Seller obviated the need to obtain, all consents, approvals or waivers from Governmental Bodies or agencies, regulatory authorities and third parties necessary for the execution, delivery and performance by Buyer of this Agreement, the Related Agreements and the transactions contemplated hereby.

         SECTION 10.9 CORPORATE AUTHORITY. Buyer shall have delivered to Seller a certificate, dated as of the Closing Date, executed by the Secretary of Buyer certifying (i) as to the Articles of Incorporation of Buyer, (ii) as to the Bylaws of Buyer, (iii) that the resolutions, as attached to such certificate, were duly adopted by the Board of Directors of the Buyer, authorizing and approving the consummation of the Contemplated Transactions and that such resolutions remain in full force and effect and (iv) as to the incumbency of the officers of Buyer duly authorized to execute and deliver this Agreement and the Related Agreements.

         SECTION 10.10 OTHER AGREEMENTS. The relevant Parties shall have entered into the Related Agreements and the same shall be in full force and effect and Buyer shall have executed such other agreements and certificates reasonably requested by Seller.

         SECTION 10.11 GOOD STANDING. Buyer shall deliver to Seller a certificate as to the good standing of Buyer, issued by the Secretary of State of South Dakota, dated no more than ten (10) days prior to the Closing.

Seller may waive any condition specified in this ARTICLE X for the purpose of consummating the Closing if it executes a writing so stating at or prior to the Closing.

                                   ARTICLE XI
                                 INDEMNIFICATION

SECTION 11.1 INDEMNIFICATION BY THE SELLING PARTIES.

                  (a) Generally. Each of the Selling Parties, jointly and severally, shall indemnify, defend and hold harmless Buyer and its Affiliates, and their directors, officers, employees, agents, consultants, representatives, successors, transferees and assigns (individually a "BUYER INDEMNIFIED PARTY"; and collectively the "BUYER'S INDEMNIFIED PARTIES"), promptly upon demand, at any time and from time to time, from, against, and in respect of any and all demands, claims, losses, Taxes, damages, injuries, deficiencies, assessments, judgments, Liabilities, assessments, suits, actions, proceedings, interest, penalties, and expenses (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions or for enforcing such rights of indemnity and defense), whether or not involving a third-party claim (collectively, "LOSSES") incurred or suffered by any of the Buyer's Indemnified Parties, in connection with, arising out of or as a result of each and all of the following:

                           (1) any breach of any representation or warranty made
by any of the Selling Parties in this Agreement or the Related Agreements;

                           (2) the breach of any covenant, agreement or
obligation of any of the Selling Parties contained in this Agreement or the Related Agreements;

                           (3) any broker, finder or investment banker engaged
by any of the Selling Parties in connection with this Agreement or the Related Agreements;

                           (4) any and all Losses directly or indirectly
resulting or arising from (i) products liability or similar claims in respect of products manufactured or sold or services provided by Seller prior to the Closing, or (ii) any claim, action, suit, proceeding or investigation disclosed in SCHEDULE 4.22 hereto;

                           (5) any and all Losses directly or indirectly
resulting or arising from (i) claims by Employees, former Employees, agents or representatives of Seller with respect to their employment or engagement by Seller prior to or after the Closing or the termination thereof by Seller, whether at, prior to or after the Closing (including any such termination that occurs immediately before the hiring, of any such person by Buyer), and (ii) claims for contributions, benefits, withdrawal liability or other amounts by or with respect to any of the Employee Plans or any other "employee benefit plan" as defined in Section 3(3) of ERISA maintained or contributed to by Seller or any entity affiliated with Seller for purposes of the Code or ERISA;

                           (6) all liabilities and obligations of Seller for
Taxes, except as otherwise expressly set forth in this Agreement;

                           (7) any and all Losses directly or indirectly
resulting or arising from any claims (including product liability, auto liability and general liability claims) in respect of products sold or services provided by Seller prior to, on or after the Closing;

                           (8) any and all Liabilities of Seller of any nature
whatsoever that are not expressly assumed by Buyer as an Assumed Liability;

                           (9) without limiting the generality of the foregoing,
any and all Losses directly or indirectly resulting or arising from any failure of the parties in connection with the transactions contemplated hereby to comply fully with any applicable bulk transfer laws or any similar tax laws relating to the obligations of buyers of assets in bulk transfers;

                           (10) (A) the Release, emission, discharge, storage,
generation, transportation, treatment, placement or disposal of Hazardous Materials or threatened Release, emission or discharge of Hazardous Materials prior to the Closing (xx) by Seller or any Person which is a predecessor of Seller, directly or indirectly (such Person hereinafter shall be referred to as "PREDECESSOR) or (yy) on, under or near the Leased Real Property or any property previously owned, leased or used by Seller or any Predecessor (all such real property shall be collectively referred to as the "INDEMNIFIED REAL PROPERTY");
(B) the violation by Seller or any Predecessor of any Environmental Law; or (C) the failure of any Indemnified Real Property to comply with any Environmental Law prior to the Closing; in each case regardless of whether such matter constitutes a breach of any representation, warranty or covenant contained in this Agreement or is disclosed in any schedule to this Agreement; and for the purpose of this Section, Losses shall include, without limitation, investigatory costs, Clean-up costs, monitoring costs, governmental response costs, natural resource damages, property damages, Liability for nuisance or damage to property values, personal injuries and penalties; and

                           (11) (A) operation or condition of Seller's or a
Predecessor's respective business, prior to the Closing, (B) ownership, condition or control of the Acquired Assets prior to the Closing Date, (C) incidents, conditions, occurrences or omissions related to Seller or a Predecessor, the Leased Real Property, the Acquired Assets or the Business commencing or in existence prior to the Closing, (D) any and all Losses directly or indirectly resulting or arising from the occupancy or condition of the Leased Real Property prior to the Closing, or incidents, occurrences or conditions relating thereto except to the extent they have been expressly assumed by Buyer as an Assumed Liability.

         Notwithstanding anything to the contrary contained herein, for purposes of this SECTION 11.1, the term "Losses" shall not include amounts incurred by a Buyer Indemnified Party if such amounts are reimbursed by insurance and shall include Warranty Claims only to the extent provided for in SECTION 2.9 hereof.

                  (b) Deductible and Limitation Amount. No claim for indemnification under SECTION 11.1 shall be made by a Buyer Indemnified Party unless and until the aggregate amount of such Losses by all Buyer's Indemnified Parties shall exceed Eighty Thousand Dollars ($80,000) (the "THRESHOLD AMOUNT"), and when the Threshold Amount is reached the Selling Parties shall be liable for all such Losses including the Threshold Amount. The Selling Parties' aggregate liability under the provisions of this ARTICLE XI shall not exceed the amount of Five Million Five Hundred Thousand Dollars ($5,500,000) (the "INDEMNIFICATION LIMIT"); provided, however, that notwithstanding anything to the contrary contained herein, the maximum individual liability of each Shareholder under this SECTION 11.1 shall not exceed the product resulting from multiplying (i) the Indemnification Limit by (ii) such Shareholder's percentage share of the outstanding capital stock of Starlink, Incorporated as of the Effective Date.

                  (c) Limitation on Indemnification. The right to indemnification under SECTION 11.1 shall terminate on the third (3rd) anniversary of the Closing Date, except that the right to indemnity and the obligation for indemnification shall have no limit as to time or amount for the following: (i) for any pending claim for indemnity hereunder which shall have been made prior to such termination date, such claim shall not terminate until the final determination and satisfaction of such claim; (ii) claims for indemnification based upon fraud or intentional misrepresentation by Seller or the Shareholders or intentional breach of this Agreement or the Related Agreements; (iii) claims for indemnification based upon breach of any representation or warranty of Seller or the Shareholders pertaining to unencumbered title to the Acquired Assets, Taxes or the Employee Plans; or (iv) claims for indemnification pursuant to paragraph (4) of SECTION 11.1(a).

                  (d) Third-Party Claims.

                           (1) Procedures. In the event any demands or claims
are asserted against a Buyer Indemnified Party or any actions, suits or proceedings are commenced against a Buyer Indemnified Party for which the Selling Parties are obligated to indemnify a Buyer Indemnified Party under this
SECTION 11.1, then the Buyer Indemnified Party shall give prompt notice thereof to Seller in order to permit the Selling Parties the necessary time to evaluate the merits of such demand, claim, action, suit or proceeding and defend, settle or compromise the same so that the Selling Parties' interests are not materially prejudiced. Within thirty (30) calendar days after such notice, either the Selling Parties shall give written notice of their objection to such claim, in which event such dispute will be settled pursuant to SECTION 13.10 of this Agreement, or the Selling Parties shall assume the defense thereof by written notice to the Buyer Indemnified Party with counsel chosen by the Selling Parties and reasonably acceptable to the Buyer Indemnified Party. The Selling Parties shall not be liable for any costs or expenses incurred by a Buyer Indemnified Party in connection with any demand, claim, action, suit or proceeding for which the Selling Parties are obligated to indemnify the Buyer Indemnified Party under this SECTION 11.1, provided that the Selling Parties shall have assumed the defense thereof in accordance with this SECTION 11.1. The Buyer Indemnified Parties shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Selling Parties do not assume the defense of any such claim or litigation resulting therefrom in a timely fashion or shall not diligently pursue such defense in the reasonable opinion of such Buyer Indemnified Party,
(a) a Buyer Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, at the Selling Parties' expense, including, but not limited to, settling such claim or litigation, after giving notice of the same to Seller, on such terms as such Buyer Indemnified Party may deem appropriate, and (b) the Selling Parties shall be entitled to participate in (but not control) the defense of such action, with their own counsel and at their own expense. If the Selling Parties elect to assume the defense of any such third-party claim, the Selling Parties shall conclusively be deemed to have acknowledged their obligations under this SECTION 11.1 to indemnify the Buyer Indemnified Parties in accordance with the terms hereof in respect of such claim and shall be obligated to take all steps necessary in the diligent defense or settlement of such claim.

                           (2) Settlement and Compromise. The Selling Parties
shall not settle or compromise any demands, claims, actions, suits or proceedings for which a Buyer Indemnified Party has sought indemnification from the Selling Parties unless they shall have given the Buyer Indemnified Party not less than 15 days prior written notice of the proposed settlement or compromise and afforded the Buyer Indemnified Party an opportunity to consult with the Selling Parties regarding the proposed settlement or compromise. Such notice shall contain a copy of all documents related to the proposed settlement or compromise.

                           (3) Special Claims. Notwithstanding SECTIONS
11.1(d)(1) and 11.1(d)(2), the following claims will be subject to the provisions of this SECTION 11.1(d)(3): any claims which Buyer determines in its reasonable discretion would likely have a significant effect on the ongoing business, operations, or condition (financial or otherwise) of Buyer or its Affiliates, including but not limited to (a) government regulation on an ongoing basis, including employment matters, working conditions and environmental matters, (b) relations with major suppliers and customers, (c) product liability claims and (d) injunctive or other equitable relief (collectively the "SPECIAL CLAIMS"). No Special Claim shall be settled without Buyer's prior written consent, which consent shall not be unreasonably withheld. Such consent shall not be deemed to be unreasonably withheld if such settlement would have a Material Adverse Effect on Buyer's ongoing business. In the event Buyer is not willing to provide its consent to a settlement pursuant to which the Selling Parties and the claimant are willing to completely settle the claim for a fixed amount of money, the Selling Parties' indemnification obligation pursuant to
SECTION 11.1 shall be satisfied by the payment of such fixed amount contained in such settlement documents.

                  (e) Independent Claims. In the event that a Buyer Indemnified Party believes it is entitled to indemnification under this SECTION 11.1 by the Selling Parties and such Loss does not involve a third-party as contemplated by
SECTION 11.1(D) above, then such Buyer Indemnified Party shall give prompt notice thereof to the Selling Parties in order to permit the Selling Parties time to evaluate the merits of such demand. If the Buyer has not received written notice of an objection to the payment of such amounts from the Selling Parties (a copy of which shall be sent by the Selling Parties to each Buyer Indemnified Party disclosed on the original notice) within thirty (30) calendar days after receipt of the Buyer Indemnified Party's notice, Buyer Indemnified Party or Parties may deduct such Loss from the Deferred Amount or, if the Deferred Amount has been depleted, the Selling Parties shall pay such Buyer Indemnified Party or Parties such amounts demanded. If the Selling Parties object to such indemnification demand within the 30 day period set forth herein, such dispute shall be settled pursuant to SECTION 13.10 of this Agreement.

                  (f) Manner of Indemnification. All indemnification by the Selling Parties after the Deferred Amount has been depleted shall be effected by the payment of cash or delivery of a certified or official bank check within ten
(10) days of the resolution of any such claim. Any and all indemnification payments shall be deemed an adjustment to the Purchase Price.

                  (g) Non-Waiver. Failure of the Buyer Indemnified Parties to give reasonably prompt


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

notice of any claim or claims shall not release, waive or otherwise affect any of the Selling Parties' obligations with respect thereto except to the extent that the Selling Parties can demonstrate actual loss and prejudice as a result of such failure.

                  (h) Nonexclusive Remedy. The indemnification provisions contained in this Section 11.1 are in addition to, and not in derogation of, any statutory, common law or equitable rights or remedies any party may have for breach of any representation, warranty, covenant or agreement.

         SECTION 11.2 INDEMNIFICATION BY BUYER.

                  (a) Generally. Buyer shall indemnify, defend and hold harmless the Selling Parties, their Affiliates, and their directors, officers, employees, agents, consultants, representatives, successors, transferees and assigns (individually a "SP INDEMNIFIED PARTY"; and collectively the "SP INDEMNIFIED PARTIES"), promptly upon demand, at any time and from time to time, from, against, and in respect of any and all demands, claims, losses, damages, injuries, deficiencies, assessments, judgments, liabilities, assessments, suits, actions, proceedings, interest, penalties, and expenses (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions or for enforcing such rights of indemnity and defense) incurred or suffered by the SP Indemnified Parties, in connection with, arising out of or as a result of each and all of the following:

                           (1) any breach of any representation or warranty made
by Buyer in this Agreement or the Related Agreements;

                           (2) the breach of any covenant, agreement or
obligation of Buyer contained in this Agreement or the Related Agreements;

                           (3) any broker, finder or investment banker engaged
by Buyer;

                           (4) any and all Losses directly or indirectly
resulting or arising from products liability or similar claims in respect of products manufactured or sold or services provided by Buyer after the Closing;

                           (5) any and all Losses directly or indirectly
resulting or arising from (i) claims by Employees, former Employees, agents or representatives of Seller with respect to their employment or engagement by Buyer on or after the Closing or the termination thereof by Buyer following the Closing, and (ii) claims for contributions, benefits, withdrawal liability or other amounts by or with respect to any of the Employee Plans or any other "employee benefit plan" as defined in Section 3(3) of ERISA maintained or contributed to by Buyer following Closing for purposes of the Code or ERISA;

                           (6) all liabilities and obligations of Buyer for
Taxes, except as otherwise expressly set forth in this Agreement;

                           (7) any and all Losses directly or indirectly
resulting or arising from any claims (including product liability, auto liability and general liability claims) in respect of products sold or services provided by Buyer prior to, on or after the Closing;

                           (8) (A) the Release, emission, discharge, storage,
generation, transportation, treatment, placement or disposal of Hazardous Materials or threatened Release, emission or discharge of Hazardous Materials after the Closing (xx) by Buyer or any Person which is a successor to Buyer, directly or indirectly (such Person shall be referred to in this SECTION 11.2 as "SUCCESSOR") or (yy) on, under or near the Leased Real Property or any property previously owned, leased or used by Seller or any Successor (for purposes of this SECTION 11.2 all such real property shall be collectively referred to as the "INDEMNIFIED REAL PROPERTY"); (B) the violation by Buyer or any Predecessor of any Environmental Law; or (C) the failure of any Indemnified Real Property to comply with any Environmental Law following the Closing; in each case regardless of whether such matter constitutes a breach of any representation, warranty or covenant contained in this Agreement or is disclosed in any schedule to this Agreement; and for the purpose of this Section, Losses shall include, without limitation, investigatory costs, Clean-up costs, monitoring costs, governmental response costs, natural resource damages, property damages, Liability for nuisance or damage to property values, personal injuries and penalties; and

                           (9) (A) operation or condition of the Business
following the Closing, (B) ownership, condition or control of the Acquired Assets following the Closing Date, (C) incidents, conditions, occurrences or omissions related to Buyer or a Successor, the Leased Real Property, the Acquired Assets or the Business commencing or in existence following the Closing, (D) any and all Losses directly or indirectly resulting or arising from the occupancy or condition of the Leased Real Property following the Closing, or incidents, occurrences or conditions relating thereto, and (E) any and all Losses relating to the Assumed Liabilities.

Notwithstanding anything to the contrary contained herein, no SP Indemnified Party shall be entitled to indemnification hereunder to the extent any Loss is caused by a breach of any representation, warranty, covenant, agreement or obligation of any Selling Party under this Agreement or the Related Agreements.

                  (b) Deductible and Limitation Amount. No claim for indemnification under Sections 11.2(a)(1) through 11.2(a)(3) shall be made by an SP Indemnified Party unless and until the aggregate amount of such claims by all SP Indemnified Parties shall exceed Eighty Thousand Dollars ($80,000) (the "THRESHOLD Amount"), and when the Threshold Amount is reached the Buyer shall be liable for all such Losses including the Threshold Amount. Buyer's aggregate liability under such provisions of this SECTION 11.2 shall not exceed the Indemnification Limit.

                  (c) Limitation on Indemnification. The right to indemnification under Section 11.2 shall terminate on the third (3rd) anniversary of the Closing Date, except that the right to indemnity and the obligation for indemnification shall have no limit as to time or amount for the following: (i) for any pending claim for indemnity hereunder which shall have been made prior to such termination date, such claim shall not terminate until the final determination and satisfaction of such claim; (ii) claims for indemnification based upon fraud or intentional misrepresentation by Buyer or intentional breach of this Agreement or the Related Agreements or (iii) claims for indemnification pursuant to paragraph (4) of SECTION 11.2(a).

                  (d) Third-Party Claims.

                           (1) Procedures. In the event any demands or claims
are asserted against the SP Indemnified Parties or any actions, suits or proceedings are commenced against any SP Indemnified Party for which Buyer is obligated to indemnify a SP Indemnified Party under this Section 11.2, then the SP Indemnified Party shall give prompt notice thereof to Buyer in order to permit Buyer the necessary time to evaluate the merits of such demand, claim, action, suit or proceeding and defend, settle or compromise the same so that Buyer's interest is not materially prejudiced. Within 30 calendar days after such notice, Buyer shall assume the defense thereof by written notice to the Selling Parties with counsel chosen by Buyer and reasonably acceptable to the SP Indemnified Party. Buyer shall not be liable for any costs or expenses incurred by the SP Indemnified Party in connection with any demand, claim, action, suit or proceeding for which Buyer is obligated to indemnify the SP Indemnified Party under this Section 11.2, provided that Buyer shall have assumed the defense thereof in accordance with this Section 11.2. The SP Indemnified Parties shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Buyer does not assumes the defense of any such claim or litigation resulting therefrom in a timely fashion,
(a) the SP Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to Buyer on such terms as the SP Indemnified Party may deem appropriate, and (b) Buyer shall be entitled to participate in (but not control) the defense of such action, with their own counsel and at its own expense.

                           (2) Settlement and Compromise. Buyer shall not settle
or compromise any demands, claims, actions, suits or proceedings for which the SP Indemnified Parties have sought indemnification from Buyer unless it shall have given the SP Indemnified Parties not less than 15 days prior written notice of the proposed settlement or compromise and afforded the SP Indemnified Parties an opportunity to consult with Buyer regarding the proposed settlement or compromise. Such notice shall contain a copy of all documents related to the proposed settlement or compromise.

                  (e) Independent Claims. In the event that an SP Indemnified Party believes it is entitled to indemnification under this Section 11.2 by the Buyer and such Loss does not involve a third-party as contemplated by Section 11.2(d) above, then such SP Indemnified Party shall give prompt notice thereof to the Buyer in order to permit the Buyer time to evaluate the merits of such demand. Within thirty (30) calendar days after such notice, the Buyer shall pay such SP Indemnified Party or Parties such amounts demanded or object to such demand by delivering written notice thereof to Seller or to each SP Indemnified Party disclosed on the original notice. If the Buyer objects to such demand within the 30 day period set forth herein, such dispute shall be settled pursuant to Section 13.10 of this Agreement.

                  (f) Manner of Indemnification. All indemnification by the Buyer shall be effected by the payment of cash or delivery of a certified or official bank check within ten (10) days of the resolution of any such claim. Any and all indemnification payments shall be deemed an adjustment to the Purchase Price.

                  (g) Non-Waiver. Failure of the SP Indemnified Parties to give reasonably prompt notice of any claim or claims shall not release, waive or otherwise affect any of the Buyer's obligations with respect thereto except to the extent that the Buyer can demonstrate actual loss and prejudice as a result of such failure.

                  (h) Nonexclusive Remedy. The indemnification provisions contained in this Section 11.2 are in addition to, and not in derogation of, any statutory, common law or equitable rights or remedies any party may have for breach of any representation, warranty, covenant or agreement.

         SECTION 11.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer and Seller contained in this Agreement shall survive the Closing and terminate on the third (3rd) anniversary of the Closing Date.

                                   ARTICLE XII
                            TERMINATION OF AGREEMENT

         SECTION 12.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned as follows:

                  (a) By mutual written consent of Buyer and the Seller;

                  (b) By Buyer if there is a breach of any representation or warranty of any of the Selling Parties set forth herein or any covenant or agreement to be complied with or performed by the Selling Parties pursuant to the terms of this Agreement or the Related Agreements or the failure of a condition set forth in Article IX to be satisfied on or prior to the Closing Date, or the occurrence of any event that results or would result in the failure of a condition set forth in Article IX to be satisfied on or prior to the Closing Date;

                  (c) By the Seller if there is a breach of any representation or warranty of Buyer set forth herein or of any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement or the Related Agreements or the failure of a condition set forth in Article X to be satisfied on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article X to be satisfied on or prior to the Closing Date; or

                  (d) By Buyer or the Seller if any court of competent jurisdiction in the United States or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the Related Agreements and such order, decree, ruling or other action shall have become final and non-appealable; or

                  (e) By Buyer in its sole discretion if any condition set forth in Article IX is not fully satisfied within sixty (60) days of the signing of this Agreement by Buyer.

         SECTION 12.2 EFFECT OF TERMINATION. In the event of termination of this
Agreement:

                  (a) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                  (b) No confidential information received by any party with respect to the business of any other party or its Affiliates shall be disclosed to any third party, unless required by law; and

                  (c) In the event that this Agreement shall be terminated pursuant to Section 12.1(a) hereof, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party hereto to any other party and each party hereto shall bear its own expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement. The termination of this Agreement except pursuant to Section 12.1(a) shall not affect the right of any party to bring an action for breach of this Agreement.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         SECTION 13.1 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer and Seller; provided, however,

                  (a) Any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its Best Efforts to seek the consent and approval of the other Parties as to the form and substance of the disclosure prior to making such disclosure; it being understood that nothing contained herein shall be intended to prevent Buyer from complying with all applicable federal, state and Nasdaq requirements). The Parties agree that all such press releases issued by Buyer prior to the signing of this Agreement are required by applicable law.

                  (b) Buyer may issue press releases regarding the execution of this Agreement, the form of which shall be approved by the Buyer and Seller prior to execution.

                  (c) On or before the Closing, Seller and Buyer shall issue a mutually agreed upon public statement of direction for the integration and migration of the Seller's customers to Buyer.

                  (d) Each of the parties agrees that until six (6) months following the Closing, no press release or other disclosures by either company representatives shall conflict with the initial press releases approved by the parties pursuant to Section 13.1(c) hereof without the prior written consent of Buyer and Seller, such consent not to be unreasonably withheld or delayed. Approval shall be deemed to have been given if there is a written response to a proposed release or disclosure is not delivered to the requesting party within two (2) business days after delivery of a request for such approval.

         SECTION 13.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         SECTION 13.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof, but excluding any Confidentiality Agreement, which shall remain in effect.

         SECTION 13.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder.

         SECTION 13.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         SECTION 13.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 13.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then shall be effective on the next business day after) it is sent by recognized overnight courier service, prepaid for next-day delivery, addressed to the intended recipient as set forth below:

                     If to Purchaser  Raven Industries, Inc.
                                      205 East 6th Street
                                      Sioux Falls, South Dakota 57117
                                      Attention: Ronald Moquist, Chief Executive
                                                 Officer
                                      Telephone No.: (605) 336-2750
                                      Facsimile No.: (605) 335-0208

                     With a copy to:  Maslon Edelman Borman & Brand, LLP
                                      3300 Wells Fargo Center
                                      90 South Seventh Street
                                      Minneapolis, Minnesota  55402-4140
                                      Attention: William Mower, Esq.
                                      Telephone No.: (612) 672-8200
                                      Facsimile No.: (612) 672-8397

                     If to Seller:    Starlink, Incorporated
                                      c/o Leslie Pearson, CPA
                                      1011 Oak Meadow Dr.
                                      Dripping Springs, Texas  78620-3962

                                      Attention:  President
                                      Telephone No.:  (512) 894-3210
                                      Facsimile No.:  (512) 894-4253

                     If to Shareholders:

                                      David A. Fowler
                                      125 Lawhon Lane
                                      Elgin, Texas  78621
                                      Telephone No.:  (512) 285-9547
                                      Facsimile No.:

                                      Clarence W. Fowler
                                      191 Lower Elgin Road
                                      Elgin, Texas  78621
                                      Telephone No.:  (512) 281-2314
                                      Facsimile No.:

                                      Marcela R. Fowler
                                      191 Lower Elgin Road
                                      Elgin, Texas  78621
                                      Telephone No.:  (512) 281-2314
                                      Facsimile No.:

                                      David L. Hindman
                                      7600 Crystal Brook Cove
                                      Austin, Texas  78724
                                      Telephone No.:  (512) 926-9971
                                      Facsimile No.:

                                      David L. Hirsch
                                      1104 Somerset Avenue
                                      Austin, Texas  78753
                                      Telephone No.:  (512) 836-4554
                                      Facsimile No.:

                                      Charles L. Ladwig
                                      1809 Aster Way
                                      Round Rock, Texas 78664
                                      Telephone No.: (512) 218-8579
                                      Facsimile No.:

                      With a copy to: Fulbright & Jaworski, LLP
                                      600 Congress Avenue, Suite 2400
                                      Austin, Texas  78701
                                      Attention: John C. Boehm, Jr., Esq.
                                      Telephone No.: (512) 536-2407
                                      Facsimile No.: (512) 536-4598

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telefax, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless given in accordance with the first sentence of this Section 13.7, or unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving each other Party notice in the manner herein set forth.

         SECTION 13.8 RECORDING WITHOUT CONSENT OF ALL PARTIES. This Agreement shall not be recorded in the public records of any governmental entity without the written consent of Buyer and Seller, except as may be required by law.

         SECTION 13.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of South Dakota without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction).

         SECTION 13.10 DISPUTE RESOLUTION. All disputes arising under this Agreement shall be resolved by arbitration pursuant to the commercial rules of the American Arbitration Association ("AAA") then in effect before a single arbitrator. The arbitrator must be a retired judge of a state or federal court of the United States or a licensed lawyer with at least ten (10) years of corporate or commercial law experience from a law firm with at least 10 attorneys and at least an AV rating by Martindale Hubbell. A list of ten (10) potential arbitrators shall be obtained from the AAA. Each party to the dispute shall rank the potential arbitrators from one to ten with ten being the most desirable. The arbitrator who receives the most points shall be the arbitrator for such dispute. If there is a tie, a random drawing shall be held and the first arbitrator chosen shall be the arbitrator for such dispute. All disputes shall be arbitrated in Sioux Falls, South Dakota. The award rendered by the arbitrator shall be final and binding on the parties and may be entered in any court having jurisdiction thereof.

                  (a) Each party shall have discovery rights as provided by the Federal Rules of Civil Procedure within the limits imposed by the arbitrator; provided, however, that all such discovery shall be commenced and concluded within ninety (90) days of the selection of the arbitrator.

                  (b) It is the intent of the parties that any arbitration shall be concluded as quickly as reasonably practicable. Unless the parties otherwise agree, once commenced, the hearing on the disputed matters shall be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrator shall use all reasonable efforts to issue the final award or awards within a period of five (5) business days after closure of the proceedings. Failure of the arbitrator to meet the time limits of this Section shall not be a basis for challenging the award.

                  (c) The arbitrator shall instruct the non-prevailing parties to pay and the non-prevailing party shall pay all costs of the proceedings, including the fees and expenses of the arbitrators and the reasonable attorneys' fees and expenses of the prevailing parties. If the arbitrator determine that there is not a prevailing party, each party shall be instructed to bear its own costs and to pay one-half of the fees and expenses of the arbitrators.

                  (d) Nothing contained herein shall bar any party hereto from seeking equitable relief in a court of competent jurisdiction.

         SECTION 13.11 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         SECTION 13.12 SEVERABILITY. If any provision or portion thereof of this Agreement is held to be illegal, invalid or unenforceable under any present or future law in any jurisdiction, (a) such provision or portion thereof will be fully severable in such jurisdiction, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision or portion thereof had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or portion thereof or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision or portion thereof, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to the maximum extent allowable by law.

         SECTION 13.13 EXPENSES. Buyer, Seller and Shareholders shall bear their own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the Contemplated Transactions, except as otherwise expressly provided herein.

         SECTION 13.14 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. As used herein, the word "including" has the same meaning as "including without limitation," and the auxiliary verbs "will" and "shall" are used interchangeably to express determination, compulsion, obligation, and necessity. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         SECTION 13.15 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         SECTION 13.16 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed substantially in accordance with their specific terms. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent material breaches of the provisions of this Agreement and to enforce specifically the substantial performance of this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

         SECTION 13.17 FORUM. Subject to Section 13.10, any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement may be brought against any of the Parties in the district courts of the State of South Dakota (sitting at Sioux Falls, South Dakota) or, if it has or can acquire jurisdiction, in the United States District Court, and each of the Parties consents to the jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world in any manner authorized by law. The Parties agree that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         SECTION 13.18 FURTHER ASSURANCES. If, at any time after the Closing Date, any party shall consider or be advised that any further assignments, conveyances, certificates, filings, instruments or documents or any other things are necessary or desirable to vest, perfect or confirm in Buyer title to the Acquired Assets, or to consummate any of the Contemplated Transactions, the appropriate other party(ies) shall, upon request, promptly execute and deliver all such proper deeds, assignments, certificates, filings, instruments and documents and do all things reasonably necessary and proper to vest, perfect or confirm title to the Acquired Assets in Buyer and to otherwise carry out the purpose of this Agreement.

         SECTION 13.19 SETOFF. If any of the Selling Parties fails to pay any amounts it or they owe Buyer or any Affiliate of Buyer pursuant to this Agreement or any other agreement (oral or written) between any of such parties, Buyer shall have the right to offset such amounts which have not been paid against all amounts which are owed by Buyer or an Affiliate of Buyer to any of the Selling Parties pursuant to any and all obligations.

         SECTION 13.20 FACSIMILE EXECUTION. This Agreement may be executed by one or more of the parties by facsimile transmitted signature and all parties agree that the reproduction of signatures by way of telecopying device will be treated as though such reproductions were executed originals.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.



                                     RAVEN INDUSTRIES, INC.

                                     By:   /s/ Ronald M. Moquist
                                         ---------------------------------------

                                     Its:  President and Chief Executive Officer
                                         ---------------------------------------


                                     STARLINK, INCORPORATED


                                     By:   /s/ Gary Reynolds
                                         ---------------------------------------

                                     Its:  President
                                         ---------------------------------------


                                     SHAREHOLDERS


                                     By:   /s/ David A. Fowler
                                         ---------------------------------------
                                           David A. Fowler


                                     By:   /s/ Clarence W. Fowler
                                         ---------------------------------------
                                           Clarence W. Fowler


                                     By:   /s/ Marcela R. Fowler
                                         ---------------------------------------
                                           Marcela R. Fowler


                                     By:   /s/ David L. Hindman
                                         ---------------------------------------
                                           David L. Hindman


                                     By:   /s/ David L. Hirsch
                                         ---------------------------------------
                                           David L. Hirsch

                                     By:   /s/ Charles L. Ladwig
                                         ---------------------------------------
                                           Charles L. Ladwig